Exhibit 3.15

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CENTRAL ENERGY GP LLC

(A DELAWARE LIMITED LIABILITY COMPANY)

THE UNITS ISSUED BY THE COMPANY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (the “ACT”), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (1) A REGISTRATION STATEMENT COVERING SUCH UNITS IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR (2) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE SECURITIES LAWS, AND A LEGAL OPINION SATISFACTORY TO THE BOARD OF DIRECTORS OF THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY LEGAL COUNSEL ACCEPTABLE TO THE COMPANY.

CERTAIN RESTRICTIONS ON THE TRANSFER OF UNITS ARE SET FORTH HEREIN.

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5.1	Distributions	26

5.2	General Application	26

5.3	General Allocations	26

5.4	Special Allocations	28

5.5	Regulatory Allocations	29

5.6	Allocations of Oil and Gas Items	29

5.7	Other Allocation Rules	30

5.8	Tax Allocations	30

5.9	Tax Elections with Respect to Issuance of Certain Compensatory Equity Interests	32

ARTICLE 6	MANAGEMENT	33

6.1	Management	33

6.2	Board of Directors	33

6.3	Officers	37

6.4	Duties of Officers and Directors	39

6.5	Compensation	39

6.6	Indemnification	40

6.7	Exculpation	41

6.8	Amendment and Vesting of Rights	42

6.9	Severability	43

6.10	Contracts with Members or Their Affiliates	43

6.11	Other Business Ventures	43

6.12	Resolution of Conflicts of Interest; Standard of Conduct and Modification of Duties	44

6.13	Certain Limitations on the Board of Directors	45

6.14	Specific Limitations on Members	45

ARTICLE 7	TAX MATTERS	45

7.1	Tax Returns and Information	45

7.2	Tax Matters Member	46

7.3	Tax Elections	46

ARTICLE 8	BOOKS, RECORDS, REPORTS AND BANK ACCOUNTS	46

8.1	Maintenance of Books	46

8.2	Financial Statements	47

8.3	Bank Accounts	47

8.4	Fiscal Year	47

ARTICLE 9	DISSOLUTION, WINDING-UP AND TERMINATION	47

9.1	Dissolution	47

9.2	Winding-Up and Termination	48

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9.3	Compliance With Certain Requirements of Treasury Regulations; Deficit Capital Accounts	49

9.4	Deemed Distribution and Recontribution	49

9.5	Allocations and Distributions During Period of Liquidation	49

9.6	Character of Liquidating Distributions	49

ARTICLE 10	MERGER, CONSOLIDATION OR CONVERSION	49

10.1	Authority	49

10.2	Procedure for Merger, Consolidation or Conversion	49

10.3	Approval by Members of Merger, Consolidation or Conversion	51

10.4	Certificate of Merger or Conversion	52

ARTICLE 11	TRANSFERS	53

11.1	Restriction on Transfers	53

11.2	Permitted Transfers	53

11.3	Conditions to Permitted Transfers	53

11.4	Prohibited Transfers	54

11.5	Rights of Unadmitted Assignees	54

11.6	Admission of Substituted Members	54

11.7	Distributions and Allocations in Respect of Transferred Member Interests	55

ARTICLE 12	PREEMPTIVE RIGHTS	56

12.1	Rights to Participate in Issuance of Additional Membership Interests and New Securities	56

12.2	Exception	56

ARTICLE 13	GENERAL PROVISIONS	56

13.1	Notices	56

13.2	Execution of Certain Documents	56

13.3	Entire Agreement; Supersedure	57

13.4	Effect of Waiver or Consent	57

13.5	Amendment or Restatement	57

13.6	Binding Effect	57

13.7	Governing Law; Venue	58

13.8	Disputed Matters	58

13.9	No Third Party Rights	58

13.10	Severability	58

13.11	Further Assurances	58

13.12	Offset	58

13.13	Counterparts	58

SCHEDULE I	Members, Units and Sharing Ratios

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THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
CENTRAL ENERGY GP LLC

THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Central Energy GP LLC, a Delaware limited liability company (the “Company”), executed effective as of November 26, 2013 (the “Effective Date”), is adopted, executed and agreed by the Members of the Company.

RECITALS

WHEREAS, the Company was formed under the name “Rio Vista GP, LLC” as a limited liability company pursuant to the Delaware Limited Liability Company Act (the “Act”) by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on July 10, 2003 and the execution of a Limited Liability Company Agreement, as amended and restated from time to time (the “Initial Agreement”); and

WHEREAS, the name of the Company was changed to “Central Energy GP LLC” by the filing of an amendment to the Certificate of Formation filed with the Secretary of State of Delaware on December 29, 2010; and

WHEREAS, Central Energy LP, as the sole Member of the Company, amended and restated the Initial Agreement effective April 12, 2011 by adopting the Second Amended and Restated Limited Liability Company Agreement (the “Second Agreement”); and

WHEREAS, Central Energy LP distributed its ownership interest in the Company to its members pro rata based on their investment in the Company effective July 22, 2011; and

WHEREAS, the Members have agreed to issue additional Units to CEGP Acquisition, LLC (the “Majority Member”) and admit it as a Member of the Company; and

WHEREAS, the Members desire to amend and restate in its entirety the Second Agreement to make amendments and modifications thereto as agreed by all of the Members;

NOW, THEREFORE, for and in consideration of the premises, the covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members hereby amend and restate the Second Agreement in its entirety as follows:

ARTICLE 1
DEFINITIONS

1.1          Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the Delaware Limited Liability Company Act (6 Del.C. § 18-101 et seq.) and any successor statute, as amended from time to time.

“Additional Capital Contribution” has the meaning set forth in Section 4.1(c).

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:

(a)	credit to such Capital Account any amounts which such Member is deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)	debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Third Amended and Restated Limited Liability Company Agreement of the Company, as the same may be amended, modified, supplemented or restated from time to time.

“Allocation Year” means (i) any 12-month period commencing on January 1 and ending on December 31, or (ii) any portion of the period described in clause (i) for which the Company is required to allocate Net Income, Net Loss and other items of Company income, gain, loss or deduction pursuant to Article 5.

“Applicable Law” means any Law to which a specified Person or property is subject.

“Appointing Minority Member” means each of Imad K. Anbouba, Carter R. Montgomery and The Cushing MLP Opportunity Fund I, L.P., a Delaware limited partnership, but only so long as such Person is a Member.

“Assignee” has the meaning set forth in Section 11.5.

“Audit Committee” means the committee of the Board of Directors of the Company established by Section 6.2(f)(iii)(B) hereof.

“Bankruptcy” means, with respect to any Person, (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in sub-clauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties; or (b) a proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law has been commenced and 120 days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and 90 days have expired without the appointment having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

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“Board of Directors” or “Board” has the meaning assigned to such term in Section 6.1(a).

“Board Majority” means five (5) or more Directors at least two (2) of which shall be Independent Directors.

“Bona Fide Offer” means an offer evidenced by a written document setting forth the terms and conditions on which an Independent Third Party will purchase the Offered Membership Interest, including (i) the price to be paid for the Offered Membership Interest, (ii) the consideration to be paid for the Offered Membership Interest (the Members expressly agreeing that such consideration shall consist only of cash and Marketable Securities), (iii) a representation that the Independent Third Party has no agreement with Cushing or any of its Affiliates pursuant to which the Independent Third Party is obligated to sell the Offered Membership Interest to the Offering Member or any of its Affiliates at a later date, and (iv) the proposed date, time and location at which the purchase of the Offered membership Interest will be completed.

“Book Item” has the meaning set forth in Section 5.8(a)(i) hereof.

“Book Value” of an asset shall mean, as of any particular date, the value at which the asset is properly reflected on the books and records of the Company as of such date. The initial Book Value of each asset shall be its cost, unless such asset was contributed to the Company by a Member, in which case the initial Book Value shall be the “fair market value” of such asset at the time of contribution, as determined by the Board of Directors, and such Book Value shall thereafter be adjusted for Depreciation with respect to such asset rather than for the cost recovery deductions to which the Company is entitled for federal income tax purposes with respect thereto.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the states of New York or Texas shall not be regarded as a Business Day.

“Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

(a)	to each Member’s Capital Account there shall be credited (i) such Member’s Capital Contributions, (ii) such Member’s distributive share of Profits and any items in the nature of income or gain which are specially allocated to such Member pursuant to Section 5.3, Section 5.4, Section 5.5 or Section 5.6, and (iii) the amount of any Company liabilities assumed by such Member or that are secured by any Property distributed to such Member;

(b)	to each Member’s Capital Account there shall be debited (i) the amount of money and the Gross Asset Value of any Property distributed to such Member pursuant to any provision of this Agreement, (ii) such Member’s distributive share of Net Loss and any items in the nature of expenses or losses which are specially allocated to such Membership Interest pursuant to Section 5.3, Section 5.4 or Section 5.5, and (iii) the amount of any liabilities of such Member assumed by the Company or that are secured by any Property contributed by such Member to the Company;

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(c)	in the event a Membership Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Membership Interest; and

(d)	in determining the amount of any liability for purposes of subparagraphs (a) and (b) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Treasury Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Tax Matters Member shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed in order to comply with such Treasury Regulations, the Tax Matters Member may make such modification. The Tax Matters Member also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b). The Tax Matters Member shall provide each Member with written notice of any such adjustments or modifications.

“Capital Contribution” has the meaning set forth in Section 4.1(a).

“Cash Requirement” has the meaning set forth in Section 4.1(d).

“Cause” shall mean, with respect to the conduct of any Director or Officer, any of the following: (i) the breach of such person’s duties with respect to his position with the Company which breach is materially detrimental to the Company, monetarily or otherwise, (ii) the failure of such person to substantially perform his duties as a Director or Officer (other than such failure resulting from illness or injury to such person’s physical or mental capacity), as the case may be, (iii) the commission by such person of any criminal act that constitutes a felony or involves fraud, dishonesty or moral turpitude, (iv) the failure of such person to render the services to the Company as contemplated in this Agreement as a result of alcohol, drug or other similar addiction, and (v) the willful, material violation by such person of any employer policies of the Company and its Affiliates.

“CEO” has the meaning set forth in Section 6.2(f)(ii)(C).

“Change of Control” (i) means the sale of all or substantially all of the Property of the Company to an Independent Third Party; (ii) a sale resulting in more than 50% of the Membership Interests of the Company being held by an Independent Third Party; or (iii) a merger, consolidation, recapitalization or reorganization of the Company with or into an Independent Third Party, if and only if such event listed in clause (iii) above results in the inability of the Members to designate or elect a majority of the Board of Directors (or its equivalent) of the resulting entity or its parent company.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Common Unit” means an interest in the MLP representing a fractional part of the partnership interests of all limited partners or assignees of such partnership interests in the MLP.

“Company” has the meaning assigned to such term in the initial paragraph of this Agreement.

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“Company Minimum Gain” has the same meaning as “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Company ROFR Offer Notice” has the meaning assigned to such term in Section 3.6(c)(i).

“Compensation Committee” means the committee of the Board of Directors of the Company described in Section 6.2(f)(iii)(C).

“Compensatory Interests” has the meaning set forth in Section 5.9(a) hereof.

“Conflicts Committee” means the committee of the Board of Directors of the Company described in Section 6.2(f)(iii)(A).

“Control,” including the terms “controlled by” and “under common control with,” has the meaning set forth in the definition of “Affiliate”.

“Cushing” means The Cushing MLP Opportunity Fund I, L.P., a Delaware limited partnership, formed as a private investment fund.

“Delaware General Corporation Law” has the meaning assigned to such term in Title 8 of the Delaware Code, as amended from time to time.

“Depletable Property” has the meaning set forth in Section 5.6(b) hereof.

“Depreciation” means, for each Allocation Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to a depreciable or amortizable asset for such Allocation Year for federal income tax purposes, except that (i) with respect to any depreciable or amortizable asset whose Gross Asset Value differs from its adjusted tax basis for federal income tax purposes and which difference is being eliminated by use of the “remedial allocation method” defined by Treasury Regulations Section 1.704-3(d), Depreciation for such Allocation Year shall be the amount of book basis recovered for such Allocation Year under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2), and (ii) with respect to any other depreciable or amortizable asset whose Gross Asset Value differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of a depreciable or amortizable asset at the beginning of such Allocation Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board. If the Gross Asset Value of a depreciable or amortizable asset is adjusted pursuant to subparagraphs (b) or (d) of the definition of Gross Asset Value during an Allocation Year, following such adjustment, Depreciation shall thereafter be calculated under clause (i) or (ii) immediately above, whichever the case may be, based upon such Gross Asset Value, as so adjusted.

“Depreciation Recapture” has the meaning set forth in Section 5.8(a)(iii) hereof.

“Director” means a member of the Board of Directors appointed as provided in Section 6.2(b).

“Dispose,” “Disposing” or “Disposition” means, with respect to any asset, any sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset, whether such disposition be voluntary, involuntary or by operation of Law.

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“Dispute” shall have the meaning set forth in Section 13.8.

“Dissolution Event” has the meaning set forth in Section 9.1(a).

“Effective Date” has the meaning set forth in the initial paragraph.

“Exercising Member” has the meaning set forth in Section 3.2(b).

“Government Approval” means any authorization, consent, approval, waiver, exception, variance, order, exemption, publication, filing, declaration, concession, grant, franchise, agreement, permission, permit or license of, from or with any Governmental Authority, the giving of notice to or registration with any Governmental Authority or any other action in respect of any Governmental Authority.

“Governmental Authority” means a federal, state, local or foreign governmental authority; a state, province, commonwealth, territory or district thereof; a county or parish; a city, town, township, village or other municipality; a district, ward or other subdivision of any of the foregoing; any executive, legislative or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council or other administrative body of any of the foregoing; any court or other judicial body; and any officer, official or other representative of any of the foregoing.

“Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)	the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset;

(b)	the Gross Asset Values of all items of Property shall be adjusted to equal their respective fair market values, as determined by the Board (taking Code Section 7701(g) into account) all of the following items: (i) the acquisition of an additional Membership Interest in the Company by any new or existing Member in exchange for its Capital Contribution, (ii) the grant of a Membership Interest in the Company as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a member capacity in anticipation of being a Member; (iii) the distribution by the Company to a Member of Property as consideration for a Membership Interest in the Company, and (iv) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, that an adjustment described in clauses (i), (ii) and (iii) of this paragraph shall be made only if the Board reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

(c)	the Gross Asset Value of any item of Property distributed to any Member (other than as consideration for a Membership Interest in the Company as described in clause (iii) of subparagraph (b) above) shall be adjusted to equal the fair market value of such Property on the date of distribution, as determined by the Board (taking Code Section 7701(g) into account); and

(d)	the Gross Asset Values of each item of Property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (f) of the definition of “Profits” and “Net Loss” or Section 5.4(g); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

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If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (a), (b), or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Net Loss.

“Gross Liability Value” means with respect to any Liability of the Company described in Treasury Regulations Section 1.752-7(b)(3)(i), the amount of cash that a willing assignor would pay to a willing assignee to assume such Liability in an arm’s-length transaction. The Gross Liability Value of each Liability of the Company described in Treasury Regulations Section 1.752-7(b)(3)(i) shall be adjusted at such times as provided in this Agreement for an adjustment to Gross Asset Values.

“Group Member” means the Company, the MLP and any Subsidiary of any such entity treated as a single consolidated entity

“Incentive Distribution Right” means a non-voting limited partnership interest in the MLP which confers upon the holder thereof only the rights and obligations specifically provided in the MLP Agreement with respect to Incentive Distribution Rights (and no other rights otherwise available to or other obligations of a holder of limited partnership interests in the MLP).

“Indemnitee” means each of (a) any Person who is or was an Affiliate of the Company, (b) any Person who is or was a Member, director, officer, fiduciary or trustee of the Company, (c) any Person who is or was an officer, member, partner, director, employee, agent or trustee of any Affiliate of the Company, or any Affiliate of any such Person, and (d) any Person who is or was serving at the request of the Company or any such Affiliate as a director, officer, employee, member, partner, agent, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (e) any Person the Company designates as an “Indemnitee” for purposes of this Agreement.

“Independent Director” has the meaning set forth in Section 6.2(b).

“Independent Third Party” means, with respect to any Member, a Person who is not an Affiliate, member, shareholder, manager, director, officer or agent of such Member.

“Initial Agreement” has the meaning set forth in the Recitals.

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration or interpretative or advisory opinion or letter of a Governmental Authority having valid jurisdiction.

“Liability” means any liability or obligation, whether known or unknown, asserted or un-asserted, absolute or contingent, matured or un-matured, conditional or unconditional, latent or patent, accrued or un-accrued, liquidated or un-liquidated, or due or to become due.

“Lien” means any mortgage, pledge, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever.

“Majority Member” has the meaning set forth in the Recitals.

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“Marketable Securities” mean stocks, bonds, commercial paper or certificates of deposit which are either (i) listed for trading on a recognized national security exchange with no restrictions on transfer or (ii) for which an easily accessible market exists to value and sell such securities.

“Member” means any Person executing this Agreement as of the date of this Agreement as a member or hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any Person who has ceased to be a member in the Company.

“Member Majority” means Members having, in the aggregate, more than a fifty percent (50%) Sharing Ratio.

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” set forth in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Member ROFR Offer Notice” has the meaning assigned to such term in Section 3.6(c)(ii).

“Membership Interest” or “Membership Interests” means an interest in the Company owned by a Member represented by Units or New Units (but excluding any options, rights or warrants relating to any Units or New Units issued by the Company, as applicable), including such Member’s right to any and all benefits to which the holder of a limited liability company interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

“Merger Agreement” has the meaning set forth in Section 10.1.

“Minority Members” means all Members of the Company as a group excluding the Majority Member.

“MLP” means Central Energy Partners LP, a Delaware limited partnership.

“MLP Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Central Energy Partners LP, as amended and restated from time to time in accordance with such documents, terms and conditions.

“National Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Securities Exchange Act and any successor to such section.

“Net Income” and “Net Loss” means, for each Allocation Year, an amount equal to the Company’s taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss) with the following adjustments:

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(a)	any income of the Company that is exempt from federal income tax, and to the extent not otherwise taken into account in computing Net Income or Net Loss pursuant to this paragraph, shall be added to such taxable income or loss;

(b)	any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and to the extent not otherwise taken into account in computing Net Income or Net Loss pursuant to this paragraph, shall be subtracted from such taxable income or loss;

(c)	in the event the Gross Asset Value of any Company asset is adjusted pursuant to sub-paragraphs (b) or (c) of the definition of “Gross Asset Value” herein, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)	gain or loss resulting from any disposition of Company Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

(e)	in lieu of depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of “Depreciation;”

(f)	for purposes of determining Net Income and Net Loss, the allocation of depletable basis in, depletion allowances with respect to, and taxable gain or loss from the sale, exchange or other disposition of, the Company’s depletable properties provided for in Code Section 613A(c)(7)(D) shall be disregarded. Instead, Net Income and Net Loss shall be determined by taking into account Simulated Depletion and Simulated Gain or Simulated Loss; and

(g)	any items which are specially allocated pursuant to the provisions of Section 5.4 hereof shall not be taken into account in computing Net Income or Net Loss.

“New Units” has the meaning set forth in Section 3.2(a).

“Non-Exercising Member” has the meaning assigned to such term in Section 3.2(c).

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

“Offering Member” has the meaning set forth in Section 3.6(a).

“Offering Member Notice” has the meaning set forth in Section 3.6(b)(i).

“Offered Units” has the meaning set forth in Section 3.6(a).

“Officer” or Officers” has the meaning assigned to such term in Section 6.3(a).

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“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Company or any of its Affiliates) in a form acceptable to the Company.

“Organizational Certificate” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Permitted Transfer” has the meaning set forth in Section 11.2.

“Permitted Transferee” has the meaning set forth in Section 11.2.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Plan of Conversion” has the meaning assigned to such term in Section 10.1.

“Proposed Rules” has the meaning set forth in Section 5.9(a).

“Pro Rata Portion” means, with respect to any Purchasing Member, on the date of an Offering Member Notice, a percentage determined by multiplying (i) the Sharing Ratio of the Offered Units and (ii) a fraction determined by dividing (x) the Sharing Ratio of the Purchasing Member by (y) the aggregate Sharing Ratios of all Purchasing Members.

“Property” means all real and personal property acquired by the Company, including cash, Incentive Distribution Rights and any improvements on real or personal property, and shall include both tangible and intangible property.

“Purchasing Member” has the meaning set forth in Section 3.6(c)(i).

“Recapture Income” means any Depreciation Recapture, any other gain recognized by the Company or any gain required by Code Section 613(c)(7)(D) to be computed separately by a Member (but computed without regard to any adjustment required by Code Sections 734 or 743) upon the disposition of any Property of the Company that is not capital gain because such gain represents the recapture of deductions previously taken for federal income tax purposes with respect to such Property.

“Regulatory Allocations” has the meaning set forth in Section 5.5 hereof.

“Remaining Amount of Offered Membership Interest” has the meaning set forth in Section 3.6(c)(ii).

“ROFR Notice Period” has the meaning set forth in Section 3.6(c)(i).

“ROFR Offer Notice” has the meaning set forth in Section 3.6(c)(i).

“Safe Harbor Election” has the meaning set forth in Section 5.9(a) hereof.

“SEC” means the United States Securities and Exchange Commission.

“Second ROFR Notice Period” has the meaning set forth in Section 3.6(c)(ii).

“Second ROFR Offer Notice” has the meaning set forth in Section 3.6(c)(ii).

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“Second Agreement” has the meaning set forth in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

“Sharing Ratio” means, for any Member, the ratio, expressed as a percentage, of the number of Units owned by such Member to the total number of Units issued and outstanding.

“Simulated Basis” means the Gross Asset Value of any oil and gas property (as defined in Code Section 614), as adjusted to reflect (a) additions to basis and (b) the Simulated Depletion Allowance.

“Simulated Depletion” means, with respect to a Depletable Property, a depletion allowance computed in accordance with federal income tax principles (as if the Simulated Basis of the property were its adjusted tax basis) and in the manner specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2). For purposes of computing Simulated Depletion with respect to any Depletable Property, the Simulated Basis of such property shall be deemed to be the Gross Asset Value of such property, and in no event shall such allowance for Simulated Depletion, in the aggregate, exceed such Simulated Basis.

“Simulated Gain” means the excess of the amount realized from the sale or other disposition of a Depletable Property over the Gross Asset Value of such property.

“Simulated Loss” means the excess of the Gross Asset Value of a Depletable Property over the amount realized from the sale or other disposition of such property.

“Special Approval” means approval by a majority of the members of the Conflicts Committee.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Super-Majority Interest” means, as to any agreement, election, vote or other action of the Members, those Members whose combined Sharing Ratios exceed sixty-six and two-thirds percent (66-2/3%).

“Surviving Business Entity” has the meaning assigned to such term in Section 10.2(a)(ii).

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“Tax Matters Member” means the Majority Member and any successor Tax Matters Member of the Company designated in accordance with this Agreement.

“Transfer” or “Transferred” when used in this Agreement with respect to a Membership Interest, shall be deemed to refer to a transaction by which a Member assigns its Membership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange, or any other disposition by law or otherwise.

“Treasury Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

“Unit” means a unit representing a fractional part of the Membership Interests of the Members and shall include all types and classes of Units; provided, that any type or class of Unit shall have the privileges, preference, duties, liabilities, obligations and rights set forth in this Agreement.

“Unit Equivalents” shall mean any security or obligation that is by its terms, directly or indirectly, convertible into, exchangeable or exercisable for Units, and any option, warrant or other right to subscribe for, purchase or acquire Units.

“Wholly-Owned Affiliate” of any Person means (i) an Affiliate of such Person one hundred percent (100%) of the voting stock or beneficial ownership of which is owned directly or indirectly by such Person, or by any Person who, directly or indirectly, owns one hundred percent (100%) of the voting stock or beneficial ownership of such Person, (ii) an Affiliate of such Person who, directly or indirectly, owns one hundred percent (100%) of the voting stock or beneficial ownership of such Person, and (iii) any Wholly-Owned Affiliate of any Affiliate described in clause (i) or clause (ii).

“Withdraw,” “Withdrawing” and “Withdrawal” means the withdrawal, resignation or retirement of a Member from the Company as a Member.

1.2          Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term “include,” “includes” or “including,” or words of like import, shall be deemed to be followed by the words “without limitation;” and the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE 2
ORGANIZATION

2.1          Formation. The Company was formed as of July 10, 2003 pursuant to the Organizational Certificate filed with the Office of the Secretary of State of Delaware, as amended on December 29, 2010. The Members ratify the organization and formation of the Company and continue the Company, pursuant to the terms and conditions of this Agreement. This Agreement amends and restates in its entirety and supersedes the Second Agreement, which shall have no further force or effect. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Act.

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2.2          Name. The name of the Company is and shall continue to be “Central Energy GP LLC” and all Company business must be conducted in that name or such other names that comply with Law as the Board of Directors may select.

2.3          Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Board of Directors, the registered office of the Company in the State of Delaware shall continue to be located at 615 South Dupont Highway, City of Dover, County of Kent, Delaware 19901, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall continue to be National Corporate Research, Ltd. The principal office of the Company shall continue to be located at 8150 N. Central Expressway, Suite 1525, Dallas, Texas 75206 or such other place as the Board of Directors may from time to time designate. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board of Directors deems necessary or appropriate.

2.4          Purpose. The primary purpose of the Company is to act as the general partner of the MLP, and the Company may transact any or all lawful business for which limited liability companies may be organized under the Act.

2.5          Foreign Qualification. Prior to the Company’s conducting business in any jurisdiction other than the State of Delaware, the Board shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Board, the Members shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

2.6          Term. The Company shall continue until terminated in accordance with Section 9.2.

2.7          Powers. The Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company.

2.8          No State-Law Partnership; Withdrawal. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state and local income tax purposes, and, to the extent permissible, the Company shall elect to be treated as a partnership for such purpose. The Company and each Member shall file all tax returns and shall otherwise take all taxes and financial reporting positions in a manner consistent with such treatment and no Member shall take any action inconsistent with such treatment. It is the intent that the Company shall be a limited liability company formed under the Laws of the State of Delaware and shall not be a partnership (including a limited partnership) or joint venture, and that a Member not be a partner or joint venturer of any other Member, Director or Officer of the Company for any purposes other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise. A Member does not have the right to Withdraw from the Company; provided, however, that a Member shall have the power to Withdraw at any time in violation of this Agreement. If a Member exercises such power in violation of this Agreement, (a) such Member shall be liable to the Company and its Affiliates for all monetary damages suffered by them as a result of such Withdrawal; and (b) such Member shall not have any rights under Section 18.604 of the Act to receive a distribution from the Company or fair value for its Membership Interest upon withdrawal. In no event shall the Company have the right, through specific performance or otherwise, to prevent a Member from Withdrawing in violation of this Agreement.

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2.9         Certain Undertakings Relating to the Separateness of the MLP.

(a)	Separateness Generally. The Company shall, and shall cause the MLP to, conduct their respective businesses and operations separate and apart from those of any other Person, except the Company and the MLP and its Subsidiaries, in accordance with this Section 2.9.

(b)	Separate Records. The Company shall, and shall cause the MLP to, (i) maintain their respective books and records and their respective accounts separate from those of any other Person, (ii) maintain their respective financial records, which will be used by them in their ordinary course of business, showing their respective assets and liabilities separate and apart from those of any other Person, except their consolidated Subsidiaries, (iii) not have their respective assets and/or liabilities included in a consolidated financial statement of any Affiliate of the Company (other than the inclusion of the assets and/or liabilities of the MLP and its Subsidiaries in the consolidated financial statements of the Company) unless appropriate notation shall be made on such Affiliate’s consolidated financial statements to indicate the separateness of the Company and the MLP and their assets and liabilities from such Affiliate and the assets and liabilities of such Affiliate, and to indicate that the assets and liabilities of the Company and the MLP are not available to satisfy the debts and other obligations of such Affiliate, and (iv) file their respective own tax returns separate from those of any other Person, except (A) to the extent that the Company or the MLP (x) is treated as a “disregarded entity” for tax purposes or (y) is not otherwise required to file tax returns under Applicable Law, or (B) as may otherwise be required by Applicable Law.

(c)	Separate Assets. The Company shall not commingle or pool, and shall cause the MLP not to commingle or pool, their respective funds or other assets with those of any other Person, except their respective Subsidiaries and shall maintain their respective assets in a manner that is not costly or difficult to segregate, ascertain or otherwise identify as separate from those of any other Person.

(d)	Separate Name. The Company shall, and shall cause the MLP to, (i) conduct their respective businesses in their respective own names or the names of their respective Subsidiaries, (ii) use separate stationery, invoices and checks, (iii) correct any known misunderstanding regarding their respective separate identities from that of any other Person, and (iv) generally hold itself out as an entity separate from any other Person.

(e)	Separate Credit. The Company shall, and shall cause the MLP to: (i) pay their respective obligations and liabilities from their respective own funds (whether on hand or borrowed); (ii) maintain adequate capital in light of their respective business operations; (iii) not guarantee or become obligated for the debts of any Person, other than the Company and the MLP and its Subsidiaries; (iv) not hold out their respective credit as being available to satisfy the obligations or liabilities of any Person except their Subsidiaries; (v) not acquire debt obligations or debt securities (other than those of the MLP and/or the Company and their Subsidiaries); (vi) not pledge their assets for the benefit of any Person or make loans or advances to any Person, except their respective Subsidiaries; or (vii) use its commercially reasonable efforts to cause the operative documents under which the MLP borrows money, is an issuer of debt securities, or guarantees any such borrowing or issuance, to contain provisions to the effect that (A) the lenders or purchasers of debt securities, respectively, acknowledge that they have advanced funds or purchased debt securities, respectively, in reliance upon the separateness of the Company and the MLP from each other and from any other Persons and (B) the Company and the MLP have assets and liabilities that are separate from those of other Persons; provided, however, that the Company and the MLP may engage in any transaction described in clauses (v)-(vi) of this Section 2.9(e) if prior Special Approval has been obtained for such transaction and either (A) the Conflicts Committee has determined that the borrower or recipient of the credit support is not then insolvent and will not be rendered insolvent as a result of such transaction or (B) in the case of transactions described in clause (v), such transaction is completed through a public auction or a National Securities Exchange.

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(f)	Separate Formalities. The Company shall (i) observe all limited liability company or partnership formalities and other formalities required by its organizational documents, the laws of the jurisdiction of its formation, or other laws, rules, regulations and orders of Governmental Authorities exercising jurisdiction over it, (ii) engage in transactions with the MLP and its Affiliates (other than the Company) in conformity with the requirements of Section 7.9 of the MLP Agreement, and (iii) promptly pay, from its own funds and on a timely basis, its allocable share of general and administrative expenses, capital expenditures, and costs for services performed by the MLP or Affiliates of the MLP (other than the Company). Each material contract between the Company, on the one hand, and the MLP or Affiliates of the MLP (other than the Company), on the other hand, shall be subject to the requirements of Section 7.9 of the MLP Agreement, and must be (x) approved by Special Approval or (y) on terms objectively demonstrable to be no less favorable to the MLP than those generally being provided to or available from unrelated third parties, and in any event must be in writing.

(g)	No Effect. Failure by the Company to comply with any of the obligations set forth above shall not affect the status of the Company as a separate legal entity, with its separate assets and separate liabilities.

2.10        Title to Company Property. All Property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such Property. The Company may hold its Property in its own name or in the name of a nominee (which may be an Affiliate or any trustee or agent designated by the Board).

ARTICLE 3
MATTERS RELATING TO MEMBERS

3.1          Members. The name, the number of Units held by and the Sharing Ratio of each Member of the Company is set forth opposite such Member’s name on Schedule I attached to this Agreement, as from time to time amended and supplemented in accordance with the provisions of this Agreement.

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3.2          Issuing Additional Membership Interests and New Securities.

(a)	Subject to Section 6.13(a) and Article 11, the Board of Directors may cause the Company to issue additional Units to Persons (including but not limited to Members or their Affiliates) for such consideration as the Board deems appropriate in accordance with and subject to the terms of this Agreement. The Board of Directors is also authorized to cause the issuance of any other type or class of Units and/or Unit Equivalents from time to time (“New Units”) to Persons (including but not limited to Members or their Affiliates), including in an offering to the general public in compliance with federal and state securities laws, having such designations, preferences, rights, powers, duties and characteristics, which may be senior to existing classes and series of Units (the “New Units”), including, but not limited to: (i) the right to share in Company profits and losses; (ii) the right to share in Company distributions; (iii) the rights of holders upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may or shall be required to redeem the New Units (including sinking fund provisions); (v) whether such New Units are issued with the privilege of conversion or exchange; (vi) the terms and conditions upon which such New Units will be issued, evidenced by certificates and assigned or transferred; and (vii) the right, if any, of each such New Units to vote on Company matters, including matters related to the relative rights, preferences and privileges of such New Units. The Board shall determine the relative rights, powers and duties of the holders of Units or New Units being so issued. The terms of admission or issuance of additional Units and/or New Units may provide for the creation of different classes or groups of Members having different rights, powers and duties. The creation of any new class or group of Members approved as required herein may be reflected in an amendment to this Agreement executed in accordance with Section 13.2 indicating the different rights, powers and duties thereof. Any such admission is effective only after the new Member has executed and delivered to the Members an instrument containing the notice address of the new Member and the new Member’s ratification of this Agreement and agreement to be bound by it.

(b)	Except where the Company offers for sale Units and/or New Units to the public effected pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act, the Board of Directors shall give each Member written notice of its intention to undertake an issuance of additional Units and/or New Units describing the type of securities (additional Units or New Units),in the case of New Units, the designations and characteristics of the New Units, the price at which such additional Units or New Units will be issued, and the general terms and conditions upon which the Company proposes to issue the same, including the settlement date and the instructions for of the purchase price per additional Units and/or New Units. Each Member shall have 15 Business Days after any such notice is mailed to agree to purchase such Member’s pro rata portion of such additional Units and/or New Units, as the case may be, for the price and upon the terms specified in the Board’s notice. Each Member shall provide written notice to the Board of Directors of its intention to purchase its pro rata portion of additional Units and/or New Units, as the case may be, no later than 15 Business Days after the Board’s notice is mailed. If the Company does not receive a written notice from a Member notifying the Company of its intention to exercise its right to purchase its pro rata portion of the additional Units and/or New Units, then the Company will assume that such Member is not exercising its pre-emptive rights granted by this Section 3.2 and the Member will have forfeited such rights. Each Member exercising its right to purchase a pro rata portion of additional Units and/or New Units shall be deemed an “Exercising Member”.

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(c)	In the event a Member fails to exercise its preemptive rights as provided in Section 3.2(b) with respect to additional Units and/or New Units, the Company shall offer the additional Units and/or New Units that such Member (the “Non-Exercising Member”) is entitled to acquire to all other Members on a pro rata basis (based on the Sharing Ratio held by each Exercising Member calculated as if the issuance of additional Units and/or New Units had been completed). The Non-Exercising Member’s Sharing Ratio will be recalculated to equal a percentage determined by dividing the number of Units held by the Non-Exercising Member by the total number of Units, including all newly issued Units, held by all Members (including the Non-Exercising Member). Within five (5) Business Days of the expiration of the period specified in Section 3.2(b), the Company shall mail a second notice to the Exercising Members setting forth the number of additional Units and/or New Units available for purchase as a result of the Non-Exercising Members waiving their pre-emptive rights. Each Exercising Member shall have ten (10) Business Days after the date the second notice is mailed to agree to purchase such Exercising Member’s pro rata portion of such remaining additional Units and/or New Units. Any remaining additional Units and/or New Units may be issued and sold by the Company to Persons other than the Members in accordance with Section 3.2(d).

(d)	In the event a Member fails to exercise its pre-emptive right pursuant to Section 3.2(b) within said 15 Business Day period with respect to additional Units and/or New Units (other than those being offered and sold in a registered public offering), the Company shall have 120 Business Days thereafter to sell the additional Units and/or New Units with respect to which such Member’s preemptive option right (as set forth in Section 3.2(b)) was not exercised to a Person or Persons, at a price and upon terms no more favorable to such Person or Persons than specified in the Board of Directors’ notice to Members pursuant to Section 3.2(b). In the event the Company has not sold the additional Units and/or New Units within such 120 Business Day period, the Company shall not thereafter issue or sell any additional Units and/or New Units without first again offering such securities to Members in the manner provided in this Section 3.2. Following the purchase of additional Units and/or New Units, each of the Persons purchasing such securities shall satisfy all of the requirements set forth in Section 11.6 before being admitted to the Company as a Member (to the extent that the terms of any New Units provide for the admission of the New Unit Holder as a Member of the Company.

(e)	In no event or under no circumstance do the provisions of this Section 3.2 confer upon the limited partners or assignees of the MLP any pre-emptive or other rights with respect to the issuance of any Units or any New Units by the Company. Any decision to issue additional Units and/or New Units shall be made by the Board of Directors of the Company and approved by Members of the Company as provided in Section 6.13(a).

3.3          Loans, Advances and Guarantees.

(a)	In addition to issuing additional Units and/or New Units pursuant to Section 3.2, the Board of Directors is authorized, subject to Section 6.13(b), at any time and from time to time, to cause the Company to borrow funds upon such terms as the Board of Directors may deem appropriate, including the pledge of Company Property as collateral for such borrowing.

(b)	Any loans authorized by the Board of Directors may be provided to the Company by third parties or by one or more Members or their Affiliates. The Company has no obligation to offer a Member the opportunity to participate in an authorized loan. Any loan provided by a Member shall not be considered contributions to the capital of the Company and shall not increase the Capital Account of the lending Member.

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(c)	If the Board of Directors desires to request a loan from the Members (or any Member or their Affiliates), it shall give the Members written notice of such request, which notice shall include, with respect to any loan, the amount, interest rate, priority and repayment terms with respect to other indebtedness of the proposed loan. The Members shall have thirty (30) Business Days from receipt of such notice to elect to make all or a portion of the requested loan in the amounts mutually agreed upon by the Board of Directors and the participating Members. Unless otherwise agreed by the participating Members, any loan made by the participating Members to the Company will be made pro rata among the participating Members in accordance with their respective Membership Interests then outstanding. Notice of any such election to participate shall be given to the Board of Directors within such 30 Business Day period. Failure to timely respond shall be deemed to be a decision by a Member that it does not desire to participate in loan. The interest accruing on any such resulting loan and the expenses of such loan, including any origination fee, shall be paid and charged as an expense of the Company. For each loan made by a lending Member to the Company, the Company shall execute a note payable to the lending Member, upon the terms, priority with respect to other indebtedness and in the principal sum determined by the Board of Directors and the lending Member.

(d)	Notwithstanding the provisions of Sections 3.3(a), (b) and (c), Members do not have the right to participate in the loans contemplated in this Section 3.3, unless expressly so permitted by the Board of Directors.

3.4          Liability by Members to Third Parties. Except as may be expressly provided in a separate written guaranty or other agreement executed by a Member, no Member shall be liable for any Liability of the Company, including under a judgment, decree or order of a court. Except as otherwise provided in this Agreement, no Member has the authority or power to act for or on behalf of or bind the Company or to incur any expenditures on behalf of the Company.

3.5          Encumbrance of Membership Interest. No Member may pledge or otherwise encumber all or any part of its Membership Interest as security for the payment of any debt or other obligation; provided, however, that the foregoing restriction shall not be interpreted to prevent or impair Cushing from entering into or maintaining credit facilities pursuant to margin agreements associated with its prime brokerage arrangements.

3.6          Right of First Refusal.

(a)	Right of First Refusal. Other than transfers permitted by Section 11.2 and subject to the terms and conditions specified in this Section 3.6, the Company, and then each Member, shall have a right of first refusal if any other Member (the “Offering Member”) receives a Bona Fide Offer from an Independent Third Party pursuant to which the Offering Member desires to sell all, but not less than all, of the Units owned by the Offering Member (the “Offered Units”).When the Offering Member receives a Bona Fide Offer for the Offered Units, the Offering Member shall first offer the Offered Units to the Company and the other Members in accordance with the following provisions of this Section 3.6 prior to transferring such Offered Units to the Independent Third Party.

(b)	Offer Notice.

(i)	The Offering Member shall, within five (5) Business Days of receipt of the Bona Fide Offer from an Independent Third Party, give written notice (the “Offering Member Notice”) to the Company and the other Members stating that it has received such offer. Such Offering Member Notice shall (x) specify (i) the Offered Units to be sold by the Offering Member, (ii) the name of the Independent Third Party who has offered to purchase such Offered Units, (iii) the consideration to be paid for the Offered Units and (iv) the proposed date, time and location of the closing of the Transfer, which shall not be less than 60 Business Days from the date of the Offering Member Notice; and (y) be accompanied by a copy of the written document constituting a part of the Bona Fide Offer.

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(ii)	The Offering Member Notice shall constitute the Offering Member’s offer to Transfer the Offered Units to the Company or the other Members, which offer shall be irrevocable until the end of the ROFR Notice Period (as defined in Section 3.6(c)(i) below).

(iii)	By delivering the Offering Member Notice, the Offering Member represents and warrants to the Company and each other Member that: (i) the Offering Member has full right, title and interest in and to the Offered Units; (ii) the Offering Member has all the necessary power and authority and has taken all necessary action to sell such Offered Units as contemplated by this Section 3.6; and (iii) the Offered Units are free and clear of any and all Liens.

(c)	Exercise of Right of First Refusal.

(i)	Upon receipt of the Offering Member Notice, the Company shall have thirty (30) Business Days (the “ROFR Notice Period”) to elect to purchase all, but not less than all, of the Offered Units by delivering a written notice (a “Company ROFR Offer Notice”) to the Offering Member stating that it offers to purchase the Offered Units on the terms set forth in the Offering Member Notice, which shall be binding and irrevocable upon delivery to the Offering Member.

(ii)	Upon receipt of the Offering Member Notice, each Member may, during the ROFR Notice Period, elect to purchase its Pro Rata Portion of the Offered Units by delivering a written notice (a “Member ROFR Offer Notice”) to the Offering Member and the Company stating that it offers to purchase its Pro Rata Portion of such Offered Units on the terms specified in the Offering Member Notice. If the Company delivers a Company ROFR Offer Notice during the ROFR Notice Period, then the Member ROFR Offer Notices shall be of no effect. Any Member ROFR Offer Notice shall be binding and irrevocable upon delivery by the electing Member. If more than one Member delivers a Member ROFR Offer Notice, each such Member (a “Purchasing Member”) shall be allocated its Pro Rata Portion of the Offered Units. Upon the delivery of the Member ROFR Offer Notices in accordance with this Section 3.6(c)(ii) by one or more Purchasing Members, the Purchasing Members shall have five (5) Business Days to determine what portion of the Offered Units is being purchased by the Purchasing Members. Each Member that does not deliver a Member ROFR Offer Notice during the ROFR Notice Period shall be deemed to have waived all of such Member’s rights to purchase its Pro Rata Portion of the Offered Units.

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(iii)	In the event the Company does not deliver a Company ROFR Offer Notice and the Member ROFR Offer Notices delivered to the Offering Member and the Company constitute offers to purchase less than all of the Offered Units, the Company shall notify all Purchasing Members and the Offering Member, within five (5) Business Days after making the determination required by Section 3.6(c)(ii) of (i) the percentage of the Offered Units committed for purchase by Purchasing Members and (ii) the amount of the Offered Units still available for purchase (the ”Remaining Amount of Offered Membership Interest”). Upon receipt of such notice (the “Second ROFR Offer Notice”), each Purchasing Member shall have 15 Business Days (the “Second ROFR Notice Period”) to elect to purchase its Pro Rata Portion of the Remaining Amount of Offered Units by delivering a Second ROFR Offer Notice to the Offering Member and the Company. In the event the Purchasing Members have not committed to purchase all of the Offered Units (either by Member ROFR Offer Notices or Second ROFR Offer Notices), the Company shall have the option, but not the obligation, to purchase any of the Remaining Amount of Offered Units not being acquired by Purchasing Members, on the same terms as set forth in the Offering Member Notice, by notifying the Offering Member in writing of the percentage of the Remaining Amount of Offered Units it desires to acquire.

(iv)	The Purchasing Members and the Company shall have an additional fifteen (15) Business Days after the Second ROFR Notice Period to consummate the purchase of that percentage of the Offered Units determined by adding the Pro Rata Portion of each Purchasing Member set forth in the Member ROFR Offer Notices and the Second ROFR Offer Notices and the amount of the Remaining Amount of Offered Units being acquired by the Company, if applicable, which shall constitute all of the Offered Units, and deliver full consideration therefore to the Offering Member.

(d)	Consummation of Sale. If the Company does not deliver a Company ROFR Notice and no Member delivers a Member ROFR Offer Notice or a Second ROFR Offer Notice, or if the Member ROFR Offer Notices and Second ROFR Offer Notices received from Purchasing Members, together with any commitment from the Company, do not constitute a commitment to purchase all of the Offered Units, then the Offering Member may, during the 30 Business Day period immediately following the expiration of the Second ROFR Notice Period (which period may be extended for a reasonable time not to exceed sixty (60) Business Days to the extent reasonably necessary to obtain any Governmental Approvals) (the “Waived ROFR Transfer Period”), Transfer the Offered Units to the Independent Third Party on the terms and conditions set forth in the Bona Fide Offer. If the Offering Member does not Transfer the Offered Units within such period or, if such Transfer is not consummated within the Waived ROFR Transfer Period, the rights provided hereunder shall be deemed to be revived and the Offered Units shall not be transferred to the Independent Third Party unless the Offering Member sends a new Offering Member Notice in accordance with, and otherwise complies with, this Section 3.6.

(e)	Cooperation. Each Member shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 3.6 including, without limitation, entering into agreements and delivering certificates, instruments and consents as may be deem necessary and appropriate.

(f)	Closing. At the closing of any sale and purchase pursuant to this Section 3.6, the Offering Member shall deliver to the Purchasing Members, the Company or the Independent Third Party, as the case may be, a certificate or certificates representing the Offered Membership Interest (if any), accompanied by evidence of transfer and all necessary transfer taxes paid and stamps affixed, if necessary, against receipt of the purchase price therefore from such Purchasing Members and the Company, if applicable, or the Independent Third Party, as the case may be, by certified or official bank check or by wire transfer of immediately available funds.

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(g)	Following any purchase of the Offered Units by the Independent Third Party, the Independent Third Party shall satisfy all of the requirements of Section 11.3 and 11.6 before being admitted to the Company as a substituted Member.

3.7          Meetings of the Members. Meetings of the Members will not be required to be held at any regular frequency, but, instead, will be held upon the call of any Member or group of Members holding twenty percent (20%) or more of all issued and outstanding Units. All meetings of the Members will be held at the principal office of the Company or such other location as set forth in the notice of meeting provided to Members in accordance with Section 3.9. One or more Members may participate in a meeting of the Members by means of conference telephone, video or internet communications equipment whereby all participants in the meeting can hear each other simultaneously, and participation in a meeting in this manner will constitute presence in person at the meeting.

3.8          Quorum; Voting Requirement.

(a)	The presence, in person or by proxy, of a Member Majority will constitute a quorum for the transaction of business by the Members. If less than a Member Majority is represented at a meeting, then any Member may adjourn the meeting to a specified date not longer than thirty (30) days after such adjournment, without further notice. At such adjourned meeting at which a quorum is present or represented by proxy, any business may be transacted that might have been transacted at the meeting as originally noticed.

(b)	Each Member has the right to vote in accordance with its Sharing Ratio. A Member Majority will constitute a valid decision of the Members, except where a larger vote is required by the Act or this Agreement.

3.9          Notice of Meetings. Notice stating the place, day, hour and the purpose for which the meeting is called will be given, not less than five (5) Business Days nor more than thirty (30) Business Days before the date of the meeting, by or at the direction of the Member or Members calling the meeting, to each Member entitled to vote at such meeting. A Member’s attendance at a meeting:

(a)	waives objection to lack of notice or defective notice of the meeting, unless such Member, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting; and

(b)	waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of meeting, unless such Member objects to considering the matter when it is presented.

3.10        Waiver of Notice. Whenever any notice is required to be given to any Member under the provisions of this Agreement, a waiver thereof in writing signed by such Member, whether before or after the time stated therein, will be deemed equivalent to the giving of such notice.

3.11        Action Without a Meeting. Any action that is required to or may be taken at a meeting of the Members may be taken without a meeting if consents thereto in writing, or by electronic transmission setting forth the action so taken, are signed by Members holding the requisite percentage of Units required to approve the action being presented to the Members and the writing or writings or electronic transmission or transmissions are filed with the minutes of Member proceedings. Such consents will have the same force and effect as a vote at a meeting duly held.

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3.12        Proxies. At any meeting of the Members, every Member having the right to vote thereat will be entitled to vote in person or by proxy appointed by an instrument in writing signed by such Member and bearing a date not more than twenty one (21) business days prior to such meeting.

3.13        Voting by Certain Holders. In the case of a Member that is a corporation, its Membership Interest may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. In the case of a Member that is a general or limited partnership, its Membership Interest may be voted, in person or by proxy, by such Person as is designated by such Member. In the case of a Member that is another limited liability company, its Membership Interest may be voted, in person or by proxy, by such Person as is designated by the governing agreements of such other limited liability company, or, in the absence of such designation, by such Person as is designated by the limited liability company. In the case of a Member that is a trust, its Membership Interest may be voted by the trustee of such trust.

3.14        Denial of Appraisal Rights. No Member will have any appraisal rights or dissenters’ rights with respect to any merger, consolidation, conversion or dissolution of the Company, any sale of Company Property or any amendment to this Agreement, the Members’ rights with respect to such matters being limited to those rights, if any, expressly set forth in this Agreement.

3.15        Nondisclosure of Material Information and Trading of Common Units.

(a)	Each Member agrees that all “material and non-public information” obtained by it pursuant to this Agreement or otherwise with respect to the Company or the MLP will be kept confidential and will not be disclosed by such Member, or by any of its agents, representatives or employees, in any manner whatsoever, in whole or in part, to any third party except that (a) each Member shall be permitted to disclose such information (including, but not limited to, financial information and analysis derived from public information related to the Company or the MLP) to those of its partners, agents, representatives and employees who need to be familiar with such information, or who are entitled to receive such information pursuant to a Member’s agreement with its partners, in connection with such Member’s investment in the Company, and (b) each Member shall be permitted to disclose information to the extent required by Law, so long as such Member shall have first afforded the Company with a reasonable opportunity to contest the necessity of disclosing such information. Each Member further agrees that it will not provide any “material and non-public information” to family members or friends through any written or verbal communications.

(b)	Each Member agrees that it will not trade any securities in the MLP, including the Common Units, any other partnership interests, options, notes, bonds, or convertible securities of the MLP, as well as derivative securities relating to any securities of the MLP, which such Member may currently hold or acquire in the future, as owner or nominee, either directly or indirectly, while in possession of “material and non-public information” concerning the Company or the MLP, and that such Member will comply with all Company policies on the trading of MLP securities by “covered persons,” Officers, Directors and other Affiliates of the Company from time to time.

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(c)	For purposes of this Section 3.15, “material and non-public information” includes any information, whether historical or anticipated (such as projections, forecasts or an anticipated future event irrespective of the likelihood of such event coming to fruition), which if disseminated to the general public population is likely to affect the market price of securities or is information that a reasonable investor would want to know before making an investment decision. Information is deemed to be “public” where such information is disseminated broadly in a manner designed to reach investors generally and the investor has been given the opportunity to analyze and evaluate the information. Information disseminated by the MLP shall be deemed “public” after the close of business on the second trading day after the information in question is publicly disclosed through a public announcement and the filing of such information with the United States Securities and Exchange Commission.

ARTICLE 4
CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

4.1          Capital Contributions.

(a)	The amount of money and the fair market value (as of the date of contribution) of any property (other than money) contributed to the Company by a Member in respect of the issuance of a Membership Interest to such Member shall constitute a “Capital Contribution.” Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution made by a Member’s predecessor in interest where such Member acquired its interest through a Permitted Transfer in accordance with Article 11.

(b)	No Member shall be required to make any Additional Capital Contribution to the Company, except as provided in Section 4.1(c), or as called for pursuant to a capital call by the Board of Directors which has been approved by a Super-Majority Interest.

(c)	Upon the issuance of Common Units or other securities by the MLP, the Company, as general partner of the MLP, is required to make additional capital contributions to the MLP in an amount equal to 2/98ths of any amount received by the MLP upon issuance of such Common Units or other securities in the MLP (the “Additional Capital Contribution”). In the event the Company does not have sufficient cash available to contribute the full amount of the Additional Capital Contribution to the MLP, each Member shall be required to contribute an amount determined by multiplying (1) the amount of cash needed by the Company to make the Additional Capital Contribution by (2) such Member’s Sharing Ratio. The Board of Directors (or a committee appointed by the Board) shall notify Members of its determination that the MLP will issue additional Common Units or other securities not less than fifteen (15) Business Days prior to the anticipated date of such issuance, unless otherwise limited by applicable federal or state securities laws. Such notice will include information with respect to (i) the type of security to be issued by the MLP, (ii) the consideration estimated to be received by the MLP upon the issuance of such security, (iii) the estimated portion of the Additional Capital Contribution to be made from available cash of the Company, (iv) the amount of cash, if any, to be contributed by Members to the Company in the event the Company does not have sufficient available cash to pay the entire amount of the Additional Capital Contribution, (v) each Member’s estimated pro rata portion of the Additional Capital Contribution, and (vi) the estimated date (the “Due Date”) by which the Member shall be obligated to deliver its pro rata portion of the Additional Capital Contribution.

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(d)	In the event a Member fails to deliver timely its pro rata portion (in accordance with Sharing Ratios) of any capital call pursuant to Section 4.1(b) or any Additional Capital Contribution under Section 4.1(c), (its “Cash Requirement”), it shall be charged interest at a rate determined by the Board of Directors, which rate shall not exceed the maximum amount allowed by Law, from the date on which the Cash Requirement was due until the date of payment. In the event the Member does not pay the Cash Requirement together with accrued and unpaid interest within 180 calendar days of the Due Date, then the Member shall be deemed in default of its obligation to make such commitment and its number of Units will be adjusted downward by a percentage calculated by dividing (i) the amount of its shortfall by (ii) the total amount of all Capital Contributions made by all Members, including the Cash Requirement of any capital call under Section 4.1(b) or any Additional Capital Contribution paid by Members in compliance with this Section 4.1(d), and the number of Units of all other Members shall be increased pro rata. Interest paid by a Member as provided in this Section 4.1(d) shall not be deemed a Capital Contribution by such Member.

(e)	Except as otherwise provided by applicable Law or in this Agreement, no Member shall (1) be personally liable in any manner whatsoever for any debt, liability or other obligation of the Company, whether such debt, liability or other obligation arises in contract, tort or otherwise, and (2) in any event have any liability whatsoever in excess of (i) the amount of its Capital Contributions, (ii) its share of assets and undistributed profits of the Company, if any, (iii) the amount of any wrongful distribution to such member, if, and only to the extent, such Member has actual knowledge (at the time of the distribution) that such distribution is made in violation of the Act.

4.2          Loans. The Company may borrow needed funds from any Member that may agree to do so pursuant to Section 3.3. Such loan is not a Capital Contribution.

4.3          Return of Contributions. A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. No Member will be required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.

4.4          Units.

(a)	The Membership Interests of the Members shall be represented by issued and outstanding Units, which may be divided into one or more types, classes or series. Each type, class or series of Units shall have the privileges, preferences, duties, liabilities, obligations and rights, including voting rights, if any, set forth in this Agreement with respect to such type, class or series. As of the Effective Date, the Company has one class of Units having the right and power to vote on all matters affecting the Company and to share in the economic rights to which each holder of such Units is entitled pursuant to the terms of this Agreement.

(b)	Except as otherwise determined by the Board of Directors, both the Company and all Members shall (i) treat all issued and outstanding Units as outstanding for tax purposes, (ii) treat the holder of such Units as a partner for tax purposes with respect to such Units, and (iii) file all tax returns and reports consistently with the foregoing.

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4.5	Certification of Units.

(a)	The Board of Directors, in its sole discretion may, but shall not be required to, issue certificates to each Member representing Units or New Units, as the case may be, held by such Member.

(b)	In the event that the Board shall issue certificates representing Units or New Units in accordance with this Section 4.6 (each referred to herein as a “Certificate”), then in addition to any other legend required by applicable law, each Certificate shall bear a legend substantially in the following form:

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A COMPANY AGREEMENT AMONG THE COMPANY AND ITS MEMBERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH COMPANY AGREEMENT.

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (the “ACT”), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (1) A REGISTRATION STATEMENT COVERING SUCH UNITS IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR (2) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE SECURITIES LAWS, AND A LEGAL OPINION SATISFACTORY TO THE BOARD OF DIRECTORS FO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY LEGAL COUNSEL ACCEPTABLE TO THE COMPANY.

(c)	The Company shall issue a new Certificate in place of any Certificate previously issued if the holder of the Units represented by such Certificate, as reflected on the books and records of the Company: (i) makes proof by affidavit, in form and substance satisfactory to the Company, that such previously issued Certificate has been lost, stolen or destroyed; (ii) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with such surety or sureties as the Company may direct, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Certificate; and (iii) satisfies any other reasonable requirements imposed by the Company.

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ARTICLE 5
DISTRIBUTIONS AND ALLOCATIONS

5.1          Distributions. Unless otherwise agreed by the Members, all cash received by the Company as distributions with respect to any partnership interest of the MLP, including Common Units, Incentive Distribution Rights or the Company’s general partner interest in the MLP, other than cash required to provide for the reasonable expenses and reserves of the Company, including reserves for Additional Capital Contributions anticipated by the Company, as determined by the Board of Directors, may be distributed to the Members in accordance with the Member’s respective Sharing Ratios as determined by the Board of Directors from time to time.

5.2          General Application. The rules set forth below in this Article 5 shall apply for the purposes of determining each Member’s allocable share of the items of income, gain, loss and expense of the Company comprising Net Income or Net Loss for each Allocation Year, determining special allocations of other items of income, gain, loss and expense, and adjusting the balance of each Member’s Capital Account to reflect the aforementioned general and special allocations. For each Allocation Year, the special allocations in Section 5.4 hereof shall be made immediately prior to the general allocations of Section 5.3 hereof.

5.3          General Allocations.

(a)	Hypothetical Liquidation. The items of income, expense, gain and loss of the Company comprising Net Income or Net Loss for an Allocation Year shall be allocated among the Persons who were Members during such Allocation Year in a manner that shall, as nearly as possible, cause the Capital Account balance of each Member at the end of such Allocation Year to equal the excess (which may be negative) of:

(i)	the amount of the hypothetical distribution (if any) that such Member would receive if, on the last day of the Allocation Year, (A) all Company assets, including cash and the amount, if any, without duplication, that all Members would be obligated to contribute to the capital of the Company, were sold for cash equal to their Gross Asset Values, taking into account any adjustments thereto for such Allocation Year, (B) all Company liabilities were satisfied in cash according to their terms (limited, with respect to each nonrecourse liability, to the book values of the assets securing such liability), and (C) the net proceeds thereof (after satisfaction of such liabilities) were distributed in full pursuant to Section 5.1 hereof over

(ii)	the sum of (A) the amount, if any, without duplication, that such Member would be obligated to contribute to the capital of the Company, (B) such Member’s share of Company Minimum Gain determined pursuant to Treasury Regulations Section 1.704-2(g), and (C) such Member’s share of Member Nonrecourse Debt Minimum Gain determined pursuant to Treasury Regulations Section 1.704-2(i)(5), all computed as of the hypothetical sale described in Section 5.3(a)(i) hereof.

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(b)	Determination of Items Comprising Allocations.

(i)	If the Company has Net Income for an Allocation Year,

(A)	for any Member as to whom the allocation pursuant to Section 5.3(a) hereof would reduce its Capital Account, such allocation shall be comprised of a proportionate share of each of the Company’s items of expense or loss entering into the computation of Net Income for such Allocation Year; and

(B)	the allocation pursuant to Section 5.3(a) hereof in respect of each Member (other than a Member referred to in Section 5.3(b)(i)(A) hereof) shall be comprised of a proportionate share of each Company item of income, gain, expense and loss entering into the computation of Net Income for such Fiscal Year (other than the portion of each Company item of expense and loss, if any, that is allocated pursuant to Section 5.3(b)(i)(A) hereof).

(ii)	If the Company has a Net Loss for an Allocation Year,

(A)	for any Member as to whom the allocation pursuant to Section 5.3(a) hereof would increase its Capital Account, such allocation shall be comprised of a proportionate share of each of the Company’s items of income and gain entering into the computation of Net Loss for such Allocation Year; and

(B)	the allocation pursuant to Section 5.3(a) hereof in respect of each Member (other than a Member referred to in Section 5.3(b)(ii)(A) hereof) shall be comprised of a proportionate share of each Company item of income, gain, expense and loss entering into the computation of Net Loss for such Allocation Year (other than the portion of each Company item of income and gain, if any, that is allocated pursuant to Section 5.3(b)(ii)(A) hereof).

(c)	Loss Limitation. Notwithstanding anything to the contrary contained in this Section 5.3, the amount of items of Company expense and loss allocated pursuant to this Section 5.3 to any Member shall not exceed the maximum amount of such items that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of any Allocation Year. All such items in excess of the limitation set forth in this Section 5.3(c) shall be allocated first to Members who would not have an Adjusted Capital Account Deficit, pro rata in proportion to their Capital Account balances, adjusted as provided in sub-paragraphs (a) and (b) of the definition of Adjusted Capital Account Deficit, until no Member would be entitled to any further allocation, and thereafter to all of the Members, pro rata, in accordance with the Sharing Ratio of each such Member.

(d)	No Deficit Restoration Obligation. Except as otherwise expressly provided in this Agreement, at no time during the term of the Company or upon dissolution and liquidation thereof shall a Member with a negative balance in its Capital Account have any obligation to the Company or the other Members to restore such negative balance, except as may be required by law or in respect of any negative balance resulting from a withdrawal of capital or dissolution in contravention of this Agreement.

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5.4          Special Allocations. The following special allocations shall be made in the following order:

(a)	Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Article 5, if there is a net decrease in Company Minimum Gain during any Allocation Year, each Member shall be allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.4(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b)	Member Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article 5, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Allocation Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.4(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)	Qualified Income Offset. In the event that any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible; provided that an allocation pursuant to this Section 5.4(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 5 have been tentatively made as if this Section 5.4(c) were not in this Agreement.

(d)	Gross Income Allocation. In the event that any Member has an Adjusted Capital Account Deficit at the end of any Allocation Year, each such Member shall be allocated items of Company income and gain in the amount of such deficit as quickly as possible; provided that an allocation pursuant to this Section 5.4(d) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article 5 have been tentatively made as if Section 5.4(c) and this Section 5.4(d) were not in this Agreement.

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(e)	Nonrecourse Deductions. Nonrecourse Deductions for any Allocation Year shall be allocated to the Members in proportion to their respective Sharing Ratios.

(f)	Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Allocation Year shall be allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

(g)	Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company Property, pursuant to Code Sections 734(b) or 743(b) is required, pursuant to Treasury Regulations Sections 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Members in accordance with their interests in the Company in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

5.5          Regulatory Allocations. The allocations set forth in Section 5.4 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, the Regulatory Allocations shall be offset either with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.5. Therefore, notwithstanding any other provision of this Article 5 (other than the Regulatory Allocations), the Board shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Section 5.3. In exercising its discretion under this Section 5.5, the Board shall take into account future Regulatory Allocations under Section 5.4(a) and Section 5.4(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 5.4(e) and Section 5.4(f).

5.6          Allocations of Oil and Gas Items.

(a)	Income from the sale of oil or gas production (including, without limitation, the Company’s allocable share of such income from an alternative investment vehicle that is treated as a partnership for federal income tax purposes) shall be allocated as part of Net Income and Net Loss and each Member’s allocable share thereof shall be determined in accordance with Treasury Regulations Section 1.704-1(b)(1)(vii).

(b)	Cost or percentage depletion deductions and the gain or loss on the sale or other disposition of property the production from which is subject to depletion (“Depletable Property”) shall be computed separately by the Members rather than the Company. For purposes of Code Section 613A(c)(7)(D), the Company’s adjusted basis in each Depletable Property (including, without limitation, its allocable share of the adjusted basis in each Depletable Property owned by an Alternative Investment Vehicle that is treated as a partnership for Federal income tax purposes) shall be allocated in proportion to each Member’s respective share of the costs and expenses which entered into the Company’s adjusted basis for such Depletable Property. The amount realized on the sale or other disposition of each Depletable Property (including, without limitation, the Company’s allocable share of the amount realized on the sale or other disposition of Depletable Property owned by an Alternative Investment Vehicle that is treated as a partnership for Federal income tax purposes) shall be allocated for tax purposes to the Members in the same manner as Simulated Basis, Simulated Gain and Simulated Loss were allocated.

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(c)	For Capital Account purposes, Simulated Depletion, Simulated Gain and Simulated Loss with respect to each separate Depletable Property shall be allocated as part of Net Income and Net Loss and each Member’s allocable share thereof shall be determined in accordance with Treasury Regulations Section 1.704-1(b)(1)(vii). Each Member shall separately keep records of its share of the adjusted basis in each separate oil and gas property, adjust such share of the adjusted basis for any cost or percentage depletion allowable with respect to such property and use such adjusted basis in the computation of its cost depletion or in the computation of its gain or loss on the disposition of such property by the Company. It is the intent of the Company to comply with Treasury Regulations Section 1.613A-3(e)(3)(iii)(B). Consistent therewith, each Member hereto agrees to furnish to the Company within thirty (30) days of receipt of written request by the Company, a written statement which clearly and accurately states the amount of that Member’s adjusted basis and depletion deductions with respect to each existing oil and gas property interest of the Company. In determining depletion deductions for purposes of applying Treasury Regulations Section 1.613A-3(e)(3)(iii), each Member must treat as actually deducted any amount disallowed and carried over as a result of the 65 percent of income limitation of Code Section 613A(d)(1).

5.7          Other Allocation Rules.

(a)	Net Income, Net Loss, and any other items of income, gain, loss or deduction will be allocated to the Members pursuant to this Article 5 as of the last day of each Allocation Year; provided that Net Income, Net Loss and such other items shall also be allocated at such times as the Gross Asset Values of Property are adjusted pursuant to subparagraph (b) of the definition of “Gross Asset Value.”

(b)	For purposes of determining the Net Income, Net Loss or any other items allocable to any period, Net Income, Net Loss and any such other items shall be determined on a daily, monthly or other basis, as determined by the Board using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

(c)	The Members are aware of the income tax consequences of the allocations made by this Article 5 and hereby agree to be bound by the provisions of this Article 5 in reporting their shares of Company income and loss for income tax purposes, except as otherwise required by Law.

5.8          Tax Allocations.

(a)	Section 704(b) Allocations.

(i)	Subject to Section 5.8(b) hereof, each item of income, gain, loss or deduction for federal income tax purposes that corresponds to an item of income, gain, loss or expense that is either taken into account in computing Net Income or Net Loss or is specially allocated pursuant to Section 5.4 hereof (a “Book Item”) shall be allocated among the Members in the same proportion as the corresponding Book Item is allocated among them pursuant to Section 5.3 or Section 5.4 hereof.

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(ii)	If the Company (or any Member) recognizes Recapture Income in respect of the sale of any Company asset,

(A)	the portion of the gain on such sale which is allocated to a Member pursuant to Section 5.3 or Section 5.4 hereof (or recognized by such Member) shall be treated as consisting of a portion of the Recapture Income on the sale and a portion of the balance of the Company’s remaining gain on such sale under principles consistent with Treasury Regulations Section 1.1245-1; and

(B)	if, for federal income tax purposes, the Company recognizes both “unrecaptured Section 1250 gain” (as defined in Code Section 1(h)) and gain treated as ordinary income under Code Section 1250(a) in respect of such sale, the amount treated as Depreciation Recapture under Section 5.8(a)(ii)(A) hereof shall be comprised of a proportionate share of both such types of gain.

(iii)	For purposes of Section 5.8(a)(ii) hereof, “Depreciation Recapture” means the portion of any gain from the disposition of an asset of the Company which, for federal income tax purposes (a) is treated as ordinary income under Code Section 1245; (b) is treated as ordinary income under Code Section 1250; or (c) is “unrecaptured Section 1250 gain” as such term is defined in Code Section 1(h).

(b)	Code Section 704(c) Allocations. In the event any Property of the Company is credited to the Capital Account of a Member at a value other than its tax basis (whether as a result of a contribution of such Property or a revaluation of such Property pursuant to sub-paragraph (b) of the definition of “Gross Asset Value”), then allocations of taxable income, gain, loss and deductions with respect to such Property shall be made in a manner which shall comply with Code Sections 704(b) and 704(c) and the Treasury Regulations thereunder. The Company, as determined by the Board, may make, or not make, “curative” or “remedial” allocations (within the meaning of the Treasury Regulations under Code Section 704(c)) including, but not limited to:

(i)	“curative” allocations which offset the effect of the “ceiling rule” for a prior Allocation Year (within the meaning of Treasury Regulations Section 1.704-3(c)(3)(ii)); and

(ii)	“curative” allocations from dispositions of contributed property (within the meaning of Treasury Regulations Section 1.704-3(c)(3)(iii)(B)).

(c)	Credits. All tax credits shall be allocated among the Members as determined by the Board in its sole and absolute discretion, consistent with applicable law.

The tax allocations made pursuant to this Section 5.8 shall be solely for tax purposes and shall not affect any Partner’s Capital Account or share of non-tax allocations or distributions under this Agreement.

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5.9          Tax Elections with Respect to Issuance of Certain Compensatory Equity Interests.

(a)	The Board is hereby authorized and directed to cause the Company to make an election to value any equity interests issued by the Company as compensation for services to the Company (collectively, “Compensatory Interests”) at liquidation value (the “Safe Harbor Election”), as the same may be permitted pursuant to or in accordance with the finally promulgated successor rules to Proposed Treasury Regulations Section 1.83-3(l) and IRS Notice 2005-43 (collectively, the “Proposed Rules”). The Board shall cause the Company to make any allocations of items of income, gain, deduction, loss or credit (including forfeiture allocations and elections as to allocation periods) necessary or appropriate to effectuate and maintain the Safe Harbor Election.

(b)	Any such Safe Harbor Election shall be binding on the Company and on all of its Members with respect to all transfers of Compensatory Interests thereafter made by the Company, except for any such transfers made after revocation of such election. A Safe Harbor Election once made may be revoked by the Board as permitted by the Proposed Rules or any applicable rule.

(c)	Each Member (including any Person to whom a Compensatory Interest is transferred in connection with performance of services), by signing this Agreement or by accepting such transfer, hereby agrees to comply with all requirements of the Safe Harbor Election with respect to all Compensatory Interests transferred while the Safe Harbor Election remains effective.

(d)	The Board shall file or cause the Company to file all returns, reports and other documentation as may be required to perfect and maintain the Safe Harbor Election with respect to transfers of Compensatory Interests covered by such election.

(e)	Notwithstanding anything to the contrary contained herein, the Board is hereby authorized and empowered, without further vote or action of the Members, to amend this Agreement as necessary to comply with the Proposed Rules or any rule, in order to provide for a Safe Harbor Election and the ability to maintain or revoke the same, and shall have the authority to execute any such amendment by and on behalf of each Member. Any undertakings by the Members necessary to enable or preserve a Safe Harbor Election may be reflected in such amendments and to the extent so reflected shall be binding on each Member, respectively.

(f)	Each Member agrees to cooperate with the Board to perfect and maintain any Safe Harbor Election, and to timely execute and deliver any documentation with respect thereto reasonably requested by the Board.

(g)	No transfer, assignment or other disposition of any Interest in the Company by a Member shall be effective unless prior to such transfer, assignment or disposition the transferee, assignee or intended recipient of such Interest shall have agreed in writing to be bound by the provisions of this Section 5.9, in form satisfactory to the Board.

(h)	Costs and expenses incurred by the Board in making and preserving (or if revoked, revoking) the Safe Harbor Election shall be paid by the Company.

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ARTICLE 6
MANAGEMENT

6.1          Management.

(a)	Subject to Article 9, all management powers over the business and affairs of the Company, including with respect to the management and control of the MLP (in the Company’s capacity as general partner of the MLP), shall be exclusively vested in a Board of Directors (“Board of Directors” or “Board”) and, subject to the direction of the Board of Directors, the Officers. The Officers and Directors shall each constitute a “manager” of the Company within the meaning of the Act. Except as otherwise specifically provided in this Agreement, no Member, by virtue of having the status of a Member, shall have or attempt to exercise or assert any management power over the business and affairs of the Company or shall have or attempt to exercise or assert actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company. Except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board of Directors, and the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers, who shall be agents of the Company.

(b)	In addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of this Agreement, except as otherwise provided in this Agreement, the Board of Directors shall have full power and authority to do all things as are not restricted by this Agreement, the MLP Agreement, the Act or Applicable Law, on such terms as they may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company.

6.2          Board of Directors.

(a)	Number of Directors. The Board of Directors shall consist of no less than five (5) and no more than nine (9) Directors. As of the date of this Agreement, the number of Directors is nine (9). Any change in the number of Directors shall be altered only by the approval of the Majority Member and each Appointing Minority Member.

(b)	Appointment of Directors. The Majority Member shall have the right to appoint five (5) Directors from time to time, at least two (2) of which must be Independent Directors. Each of the Appointing Minority Members shall have the right to appoint one (1) Director from time to time, and the Appointing Minority Members collectively shall have the right to appoint one (1) Director from time to time which must be an Independent Director. The Majority Member shall designate one of its Director appointees as the Chairman of the Board, who shall preside at all meetings of the Board of Directors and of the unitholders of the MLP. At all times at least three (3) Directors shall meet the independence, qualification and experience requirements of the NASDAQ and Section 10A-3 of the Securities Exchange Act, the rules and regulations of the SEC, other applicable Law and the charter of the Audit Committee, the Compensation Committee and the Conflicts Committee, as applicable (each, an “Independent Director”). If at any time at least three (3) Directors are not Independent Directors, the Board of Directors shall still have all powers and authority granted to it hereunder, provided that the appropriate Members shall endeavor to appoint additional Independent Directors to come into compliance with this Section 6.2(b). Any appointment or removal of the Independent Director made by the Appointing Minority Members collectively shall be evidenced by a writing executed by all of the Appointing Minority Members. If the Majority Member and each Appointing Member agree to change the number of Directors, the change in number must be accompanied by a description of the number of Directors each such Member has the right to appoint based on the new number of Directors, and such description shall then supersede the first sentence of this Section 6.2(b).

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(c)	Term; Resignation; Vacancies; Removal. Each Director shall hold office for the term, if any, for which he was elected and until his successor is appointed and qualified pursuant to Section 6.2(b) or until his earlier resignation or removal. Any Director appointed by the Majority Member may be removed with or without cause at any time solely by the Majority Member. Any Director appointed by an Appointing Minority Member may be removed with or without cause at any time solely by such Appointing Minority Member. The Independent Director appointed collectively by the Appointing Minority Members may be removed with or without cause at any time solely by the unanimous approval of the Appointing Minority Members. Any Director may resign at any time upon written notice to the Board. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. Vacancies resulting from the removal or resignation of a Director shall be filled by a designee appointed by the Majority Member or Appointing Minority Members that appointed the removed or resigning Director. Newly created directorships resulting from any increase or decrease in the authorized number of Directors or from any other cause shall be filled pursuant to the last sentence of Section 6.2(b).

(d)	Voting; Quorum; Required Vote for Action. Unless otherwise required by the Act, other Law or the provisions hereof,

(i)	each member of the Board of Directors shall have one vote;

(ii)	except for matters requiring Special Approval, the presence at a meeting of a Board Majority shall constitute a quorum at any such meeting for the transaction of business; and

(iii)	except for matters requiring Special Approval, the act of a majority of the members of the Board of Directors present at a meeting duly called in accordance with Section 6.2(e) at which a quorum is present shall be deemed to constitute the act of the Board of Directors; provided, that such complies with Section 6.2(d)(ii).

(e)	Meetings of the Board of Directors. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors; provided, that in no event shall the Board meet less than four (4) times during each calendar year. Special meetings of the Board of Directors may be called by (i) the Chairman at his sole discretion or (ii) by any two (2) members of the Board of Directors by written request with at least seven (7) days’ prior written notice to the other members of the Board. Any such notice, or waiver thereof, must state the purpose of such meeting. Attendance of a Director at a meeting (including pursuant to the last sentence of this Section 6.2(e)) shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not called or convened in accordance with the provisions of this Agreement or applicable Law. Any action required or permitted to be taken at a meeting of the Board of Directors thereof may be taken without a meeting, without prior notice and without a vote if a consent or consents thereto in writing or by electronic transmission setting forth the action so taken, are signed by at least as many members of the Board of Directors as would have been required to take such action at a meeting of the Board of Directors and the writings and/or electronic transmissions are filed with the minutes recording the Board of Directors proceedings. Members of the Board may participate in a special or called meeting, as described in this section, by means of conference telephone, video conference or internet communications equipment by means of which all Persons participating in the meeting can hear each other simultaneously, and participation in such meetings shall constitute presence in person at the meeting.

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(f)	Committees.

(i)	The Board of Directors may from time to time establish committees to exercise such of the powers and authority of the Board of Directors with respect to the management of the business and affairs of the Company as may be provided in a resolution of the Board of Directors. The Chairman of the Board will identify and recommend for Board approval members of the respective committees of the Board. Nominations for members of committees of the Board shall be approved by a Board Majority. Any committee designated pursuant to this Section 6.2(f) shall choose its own chairman and record regular minutes of its proceedings and report the same to the Board of Directors when requested, and shall fix its own rules or procedures and shall meet at such times and at such place or places as may be provided by such rules or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. The Board may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee; provided, however, that any such designated alternate of the Audit Committee, Compensation Committee or the Conflicts Committee must meet the standards for an Independent Director.

(ii)	Meetings of the committees of the Board of Directors shall be convened by the Chairman of the Committee. By mutual agreement of the members of the Committee, meetings may be held in person, by written resolution, or by means of conference telephone, video conference or internet communications equipment by means of which all Persons participating in the meeting can hear each other simultaneously, and participation in such meetings shall constitute presence in person at the meeting.

(iii)	In addition to any other committees established by the Board of Directors pursuant to Section 6.2(f)(i), the Board of Directors shall maintain an “Audit Committee,” “Compensation Committee,” and “Conflicts Committee” to meet the Company’s obligations as the general partner of the MLP pursuant to the terms of the MLP Agreement. The Audit Committee and the Compensation Committee shall each be composed of at least three (3) Directors, all of whom shall be Independent Directors, and the Conflicts Committee shall be composed of three (3) Directors, at least two (2) of which shall be Independent Directors. Any Independent Director may serve on any or all of the Audit Committee, the Compensation Committee and the Conflicts Committee.

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(A)	The Conflicts Committee shall be responsible for (1) approving or disapproving, as the case may be, any matters regarding the business and affairs of the Company and the MLP required to be considered by, or submitted to, the Conflicts Committee pursuant to the terms of the MLP Agreement, (2) approving or disapproving, as the case may be, the entering into of any material transaction between the Company and a Member or any Affiliate of a Member, other than transactions in the ordinary course of business, (3) approving any of the following actions: (I) make or consent to a general assignment for the benefit of the creditors of the MLP; (II) file or consent to the filing of any Bankruptcy proceeding naming the MLP, or otherwise seek, with respect to the MLP, relief from debts or protection from creditors generally; (III) file or consent to the filing of a petition or answer seeking for the MLP a liquidation, dissolution, arrangement, or similar relief under any Law; (IV) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Company or the MLP in a proceeding of the type described in any of clauses (I)-(III) of this Section 6.2(f)(ii)(A); (V) seek, consent to or acquiesce in the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for the MLP or for all or any substantial portion of such entity’s properties; (VI) sell all or substantially all of the assets of the MLP; (VII) dissolve or liquidate the MLP, other than in accordance with Article XII of the MLP Agreement; and (VIII) merge or consolidate the MLP; (4) amending (I) Section 2.9, (II) the definition of “Independent Director” in Section 6.2(b), (III) the requirement that at least two (2) of the directors of the Conflicts Committee be Independent Directors, or (IV) this Section 6.2(f)(ii)(A); and (5) performing such other functions as the Board may assign from time to time, or as may be specified in a written charter of the Conflicts Committee. In acting or otherwise voting on the matters referred to in this Section 6.2(f)(ii)(A), to the fullest extent permitted by Law, including Section 18-1101(c) of the Act and Section 17-1101(c) of the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, the Directors constituting the Conflicts Committee shall consider only the interest of the Company or the MLP, as applicable, including their respective creditors.

(B)	The Audit Committee shall be responsible for: (1) approving or disapproving, as the case may be, any matters regarding the business and affairs of the Company and the MLP required to be considered by, or submitted to, the Audit Committee pursuant to the terms of the MLP Agreement and the requirements of the NASDAQ, Section 10A(m) of the Securities Exchange Act, the rules and regulations of the SEC, other applicable Law and the charter of the Audit Committee; (2) assisting the Board in monitoring (I) the integrity of the MLP’s financial statements, (II) the qualifications and independence of the MLP’s independent accountants, (III) retaining the MLP and Company independent accountants and other financial advisors as it may deem necessary from time to time, (IV) the performance of the MLP’s and Company’s internal audit functions and the independent accountants, and (V) the MLP’s and Company’s compliance with legal and regulatory requirements; and (3) performing such other functions as the Board may assign from time to time, or as may be specified in a written charter of the Audit Committee.

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(C)	The Compensation Committee shall be responsible for: (1) reviewing and approving goals and objectives underlying the compensation of the Chief Executive Officer (“CEO”), evaluating the CEO’s performance in accordance with those goals and objectives, and determining and approving the CEO’s compensation; (2) recommending to the Board the compensation of executive officers other than the CEO, subject to Board approval; (3) administering any incentive compensation and equity-based plans, subject to Board approval; (4) preparing the compensation report required by the rules and regulations of the SEC; and (5) performing such other functions as may be specified in a written charter for the Compensation Committee.

(g)	Notwithstanding anything contained herein to the contrary, the issuance of any award of equity-based securities issued by the MLP pursuant a Long-Term Incentive Plan of the MLP must be approved by a Board Majority.

6.3          Officers.

(a)	Generally. The Board may appoint agents of the Company nominated by the Chief Executive Officer, which agents shall be referred to as “Officers” of the Company, having the titles, power, authority and duties described in this Section 6.3 or as otherwise granted by the Board. Subject to the foregoing, the Officers shall have the full authority to and shall manage, control and oversee the day-to-day business and affairs of the Company and shall perform all other acts as are customary or incident to the management of such business and affairs, which will include the general and administrative affairs of the Company and the operation and maintenance of the Company Properties, all in accordance with the provisions of this Section 6.3.

(b)	Titles and Number of Officers. The Officers will include no less than those named positions required as a minimum number of officers or agents under the Delaware General Corporation Law. Any person may hold two or more offices.

(c)	Appointment and Term of Office. The Board shall appoint, at such times and for such terms as the Board shall determine, the Chief Executive Officer, the President and the Chief Financial Officer. Any such Officer may be removed, with or without cause, only by the Board. Vacancies in any such office may be filled only by the Board.

(d)	Chief Executive Officer. In accordance with and subject to the limitations imposed by this Agreement or any specific and lawful direction of the Board, the Chief Executive Officer, as such, shall be responsible for: (i) implementing the strategic goals and direction of the Company and the MLP as approved by the Board; (ii) preparing and presenting to the Board for approval the annual budget for the Company and the MLP and manage the Company’s resources within the scope of the budget in compliance with applicable Laws; (iii) overseeing all planning and implementation of fund raising to meet the capital requirements of the Company and the MLP; (iv) general oversight and guidance of employees of the Company, the MLP and its Subsidiaries to ensure strategic goals are realized; (v) interfacing between the Board and employees of the Company, the MLP and its Subsidiaries; and (vi) appointing Officers of the Company other than the President or the Chief Financial Officer. The Chief Executive Officer shall also have full authority to execute all documents and take all actions that the Company, the MLP and its Subsidiaries may legally take, have the power and authority to delegate the his powers and authority to any properly appointed Officer, and to nominate for appointment by the Board any other officers of the Company as he may determine necessary for the management of the business and affairs of the Company. The Chief Executive Officer may also hold the title of President.

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(e)	Chairman of the Board. The Chairman of the Board shall be elected by a majority of all Directors (including the Director whose nomination is being voted on in the event of a tie vote). The Chairman, in addition to any other powers or duties that might be delegated by the Board or that may be provided for in any other section of this Agreement shall: (i) have the authority at his sole discretion to call a meeting of the Board; (ii) determine and certify the validity of each call for a meeting of the Board and communicate the notice of the proposed meeting to each member of the Board; and (iii) preside at all meetings of the Board of Directors and of the unit holders of the MLP The Chairman, in the event of a tie vote on any matter brought before the Board, shall have the option to cast a “tie-breaking” vote.

(f)	President. Subject to the limitations imposed by this Agreement or any determination of the Board, the President shall be the Chief Operating Officer of the Company and shall be responsible for managing and directing the day-to-day business and affairs of the Company, including: (i) oversight of all financial and business planning activities and ensuring that relevant financial data is present to the Chief Executive Officer and the senior management team; (ii) oversight for all human resource functions, including recruiting, hiring and compensation, benefits administration, training and development and legal compliance; (iii) oversight of all risk management functions; and (iv) executing all documents and taking all actions that the Company may legally take as delegated by the Chief Executive Officer. Subject to the direction of the Board of Directors, the President shall be the chief executive officer of the Company in the absence of the Chief Executive Officer, unless another person is designated to serve in such capacity by the Board.

(g)	Chief Financial Officer. The Chief Financial Officer shall be responsible for: (i) keeping and maintaining, or causing to be kept and maintained, adequate and correct books and records of account of the Company, the MLP and its Subsidiaries; (ii) receiving and depositing all moneys and other valuables belonging to the Company, the MLP and the Subsidiaries in the name and to the credit of the Company, the MLP and the Subsidiaries, as the case may be; (iii) disbursing all monies of the Company, the MLP or the Subsidiaries in such manner as the Board of Directors or the appropriate Officer of the Company may from time to time determine; (iv) rendering to the Board of Directors and the Chief Executive Officer, whenever any of them request it, an account of all his transactions as Chief Financial Officer and of the financial condition of the Company, the MLP and the Subsidiaries; (v) overseeing the preparation of all tax returns and information as required by Article 7 of this Agreement with respect to the Company, the MLP and the Subsidiaries; (vi) overseeing all regulatory filings required to be made by the Company and the MLP in compliance with the Securities Act and the Securities Exchange Act; and (vii) performing such further duties as the Board of Directors or the Chief Executive Officer may require.

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(h)	Other Officers. The Chief Executive Officer may appoint other officers of the Company to share authority for specific operations of the Company as determined solely by the Chief Executive Officer. The titles of these officers may include, but are not limited to, President, Senior Vice Presidents, Vice Presidents, Secretary and Assistant Secretaries, and Treasurer and Assistant Treasurers. The Board will confirm the Chief Executive Officer’s appointments of Officers as may be from time to time required. It shall be the duty of the Chief Executive Officer to report to the Board regarding (i) the specific authority of each Officer to act on behalf of the Company and to bind the Company. This designation of authority and any limitations thereof shall be recorded in the minutes of the Board and shall be updated, at least, annually, or as circumstances require; (ii) the Chief Executive Officer shall recommend to the Compensation Committee of the Board the remuneration to be received by each such Officer annually; and (iii) unless otherwise provided by resolution of the Board, no Officer should have the power or the authority to delegate to any person such Officer’s rights as an Officer to manage the business and the affairs of the Company. The Board may grant powers of attorney or other authority as appropriate to establish and evidence the authority of Officers.

(i)	Terms of Office of Officers. Officers shall serve until their resignation, death or removal by the Board with or without Cause of such Officer.

6.4          Duties of Officers and Directors. Except as otherwise specifically provided in this Agreement, the duties and obligations owed to the Company and to the Board of Directors by the Officers of the Company and by members of the Board of Directors of the Company shall be the same as the respective duties and obligations owed to a corporation organized under the Delaware General Corporation Law by its officers and directors, respectively.

6.5          Compensation.

(a)	Affiliated Directors. Members of the Board of Directors affiliated with the Majority Member and any Minority Member shall not receive any stated compensation for their services to the Company as a Director but may receive reimbursement for expenses incurred for attendance at any meeting of the Board (or committees of the Board) as approved by a Board Majority; provided, however, that nothing contained in this Agreement shall be construed to preclude any Director from serving the Company in any other capacity, including as an Officer, and receiving compensation for such service.

(b)	Independent Directors. The members of the Board of Directors who are designated as “Independent Directors” shall be entitled to compensation as directors and committee members as approved by the Board and shall be reimbursed for out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors or committees thereof.

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6.6          Indemnification.

(a)	To the fullest extent permitted by Law but subject to the limitations expressly provided in this Agreement, each Indemnitee shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of such Person’s status as an Indemnitee; provided, however that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 6.6, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct, or in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 6.6 shall be made only out of assets of the Company, it being agreed that a Member shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

(i)	To the fullest extent permitted by law, expenses (including reasonable legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 6.6(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.6.

(ii)	The Company shall, to the fullest extent permitted under the Act, pay or reimburse expenses incurred by an Indemnitee in connection with the Indemnitee’s appearance as a witness or other participation in a proceeding involving or affecting the Company at a time when the Indemnitee is not a named defendant or respondent in the proceeding.

(b)	The indemnification provided by this Section 6.6 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of Law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(c)	The Company shall purchase and maintain insurance, on behalf of the members of the Board of Directors, the Officers and such other Persons as the Board of Directors shall determine (provided that the coverage and cost of such insurance is commensurate with industry standards for a company performing the same functions and activities as the Company), against any liability that may be asserted against or expense that may be incurred by such Person in connection with the MLP’s or the Company’s activities, regardless of whether the Company or MLP would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(d)	For purposes of this Section 6.6, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever: (i) the performance by the Indemnitee of such Indemnitee’s duties to the Company also imposes duties on, or otherwise involves services by, the Indemnitee to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to Applicable Law shall constitute “fines” within the meaning of Section 6.6(a); and (iii) action taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of such Indemnitee’s duties for a purpose reasonably believed by such Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.

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(e)	An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(f)	The provisions of this Section 6.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(g)	No amendment, modification or repeal of this Section 6.6 or any provision hereof shall in any manner terminate, reduce or impair either the right of any past, present or future Indemnitee to be indemnified by the Company or the obligation of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

(h)	Any act or omission performed or omitted by an Indemnitee on advice of legal counsel or an independent consultant who has been employed or retained by the Company shall be presumed to have been performed or omitted in good faith without gross negligence or willful misconduct.

(i)	THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 6.6 ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON’S NEGLIGENCE, FAULT OR OTHER CONDUCT.

6.7          Exculpation.

(a)	Subject to applicable law, no Indemnitee shall be liable, in damages or otherwise, to the Company, any Member or any of their Affiliates for any act or omission performed or omitted by any of them (including, without limitation, any act or omission performed or omitted by any of them in reliance upon and in accordance with the opinion or advice of experts, including, without limitation, of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of valuation), except with respect to any act or omission with respect of which a court of competent jurisdiction has issued a final decision or judgment that such Indemnitee was grossly negligent or engaged in willful misconduct or fraud. No Member shall be liable to the Company or any Member for any action taken by any other Member.

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(b)	An Indemnitee shall incur no liability in acting in good faith upon any signature or writing believed by such Indemnitee to be genuine, may rely on a certificate signed by an executive officer of any Person in order to ascertain any fact with respect to such Person or within such Person’s knowledge, and may rely on an opinion of counsel selected by such Indemnitee with respect to legal matters. Each Indemnitee may act directly or through such Indemnitee’s agents or attorneys. Each Indemnitee may consult with counsel, appraisers, engineers, accountants and other skilled Persons selected by such Indemnitee, and shall not be liable for anything done, suffered or omitted in good faith in reliance upon the advice of any of such Persons. No Indemnitee shall be liable to the Company or any Member for any error of judgment made in good faith by a responsible officer or employee of such Indemnitee or such Indemnitee’s Affiliate. Except as otherwise provided in this Section 6.7, no Indemnitee shall be liable to the Company or any Member for any mistake of fact or judgment by such Indemnitee in conducting the affairs of the Company or otherwise acting in respect of and within the scope of this Agreement.

(c)	Except as otherwise provided herein, no Indemnitee shall be liable for the return of the Capital Contributions or Capital Account of any Member, and such return shall be made solely from available assets of the Company, if any, and each Member hereby waives any and all claims that it may have against such Indemnitee in this regard.

(d)	The provisions of this Agreement, to the extent that they expressly restrict or eliminate the duties (including fiduciary duties) and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Indemnitee.

(e)	Subject to its obligations and duties as set forth in Section 6.6 and this Section 6.7, the Board of Directors and any committee thereof may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the Company’s Officers or agents, and neither the Board of Directors nor any committee thereof shall be responsible for any misconduct or negligence on the part of any such Officer or agent appointed by the Board of Directors or any committee thereof in good faith.

(f)	Any amendment, modification or repeal of this Section 6.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on liability under this Section 6.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.

6.8          Amendment and Vesting of Rights. The rights granted or created hereby will be vested in each Person entitled to indemnification pursuant to the terms of this Agreement as a bargained-for, contractual condition of such Person’s being or serving or having served as a Director, Officer or representative of the Company or serving at the request of the Company as a director, officer or in any other comparable position of any other Person and, while Section 6.6 and Section 6.7 may be amended or repealed, no such amendment or repeal will release, terminate or adversely affect the rights of such Person under Section 6.6 and Section 6.7 with respect to any (a) act taken or the failure to take any act by such Person prior to such amendment or repeal or (b) action, suit or proceeding concerning such act or failure to act filed after such amendment or repeal.

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6.9          Severability. If any provision of Section 6.6 and Section 6.7 or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of Section 6.6 and Section 6.7 and the application of such provision to other Persons or circumstances will not be affected thereby and, to the fullest extent possible, the court finding such provision invalid, illegal or unenforceable must modify and construe the provision so as to render it valid and enforceable as against all Persons and to give the maximum possible protection to Persons subject to indemnification hereby within the bounds of validity, legality and enforceability. Without limiting the generality of the foregoing, if any Member, Director, Officer or representative of the Company or any Person who is or was serving at the request of the Company as a director, officer or in any other comparable position of any other Person, is entitled under any provision of Section 6.6 and Section 6.7 to indemnification by the Company for some or a portion of the judgments, amounts paid in settlement, attorneys’ fees, penalties, ERISA excise taxes, fines or other expenses actually and reasonably incurred by any such Person in connection with any threatened, pending or completed action, suit or proceeding (including the investigation, defense, settlement or appeal of such action, suit or proceeding), whether civil, criminal, administrative, investigative or appellate, but not, however, for all of the total amount thereof, the Company will nevertheless indemnify such Person for the portion thereof to which such Person is entitled.

6.10        Contracts with Members or Their Affiliates.

(a)	All contracts or transactions not involving the MLP that are between the Company and its Members, Directors or Officers or between the Company and another Person in which a Member, Director or Officer has a financial interest or with which a Member, Director or Officer is affiliated are permissible if such contract or transaction, and such Member’s, Director’s or Officer’s interest therein, are fully disclosed to and approved by the Conflicts Committee of the Board of Directors of the Company.

(b)	All contracts or transactions involving the MLP and the Members, Directors or Officers of the Company in which a Member, Director or Officer has a financial interest or with which a Member, Director or Officer is Affiliated are permissible if such contract or transaction, and such Member’s, Director’s or Officer’s interest therein, are fully disclosed to the Board of Directors and such contract or transaction is approved in the manner set forth in Section 7.9 of the MLP Agreement.

6.11        Other Business Ventures. Any Member may engage in, or possess an interest in, other business ventures of every nature and description, independently or with others, whether or not similar or identical to the business of the Company or the MLP, and neither the Company nor any Member will have any right by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom. The Members and their representatives are not required to devote all of their time or business efforts to the affairs of the Company, but will devote so much of their time and attention to the Company as is reasonably necessary and advisable to manage the affairs of the Company to the best advantage of the Company. The foregoing will not supersede any employment, confidentiality, noncompetition or other specific agreement that may exist between the Company (or an Affiliate of the Company) and any Member (or an Affiliate of any Member).

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6.12        Resolution of Conflicts of Interest; Standard of Conduct and Modification of Duties.

(a)	Unless otherwise expressly provided in this Agreement or in the MLP Agreement, whenever a potential conflict of interest exists or arises between the Members or any of their Affiliates (other than the MLP or any Group Member), on the one hand, and the MLP or any Group Member, on the other hand, any resolution or course of action by the Conflicts Committee of the Board of Directors in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement or of any agreement contemplated herein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) on terms no less favorable to the MLP or a Group Member, as the case may be, than those generally being provided to or available from Independent Third Parties, or (iii) fair and reasonable to the MLP or Group Member, as the case may be, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the MLP or Group Member, as the case may be). The Conflicts Committee shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the Conflicts Committee may also adopt a resolution or course of action that has not received Special Approval. If Special Approval is not sought and the Conflicts Committee determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (ii) or (iii) above, then it shall be presumed that, in making its decision, the Conflicts Committee acted on an informed basis, in good faith, and on the honest belief that the action taken was in the best interests of the MLP or Group Member. In any proceeding brought by any Member or by or on behalf of such Member or the MLP or Group Member, as the case may be, challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption.

(b)	Whenever the Company (including the Board of Directors or the Conflicts Committee thereof acting on behalf of the Company) makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its capacity as the general partner of the MLP as opposed to in its individual capacity, whether under this Agreement, or any other agreement contemplated hereby or otherwise, then unless another express standard is provided for in this Agreement, the Company, or such Affiliates causing it to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other Law. In order for a determination or other action to be in “good faith” for purposes of any action taken or delivered to be taken by the Company in its capacity as the general partner of the MLP, the Person or Persons making such determination or taking or declining to take such other action must believe that the determination or other action is in the best interests of the MLP.

(c)	Whenever the Company (including the Board of Directors or the Conflicts Committee thereof acting on behalf of the Company) makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as a general partner of the MLP, whether under this Agreement or any other agreement contemplated hereby or otherwise, then the Company (including the Board of Directors or the Conflicts Committee thereof acting on behalf of the Company), or such Affiliates causing it to do so, are entitled to make such determination or to take or decline to take such other action free of any fiduciary duty or obligation whatsoever to the MLP or any partner thereof, and the Company (including the Board of Directors or the Conflicts Committee thereof acting on behalf of the Company), or such Affiliates causing it to do so, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other law, rule or regulation. By way of illustration and not of limitation, whenever the phrase, “at the option of the Company,” or some variation of that phrase, is used in this Agreement, it indicates that the Company is acting in its individual capacity.

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(d)	Notwithstanding anything to the contrary in this Agreement, none of the Company, nor the Board or any committee thereof and the Affiliates of the Company shall have any duty or obligation, express or implied, to (i) sell or otherwise Dispose of any asset of the MLP or any Group Member other than in the ordinary course of business or (ii) permit the MLP or any Group Member to use any facilities or assets of the Company and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the Company or any of its Affiliates to enter into such contracts shall be at its option.

(e)	Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be “fair and reasonable” to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

6.13        Certain Limitations on the Board of Directors. Notwithstanding any other provision contained in this Agreement, the Board of Directors shall not take any of the following actions without first obtaining the approval of Members holding a Super-Majority Interest:

(a)	issuing additional Units or New Units pursuant to Section 3.2;

(b)	approving a capital call pursuant to Section 4.1(b);

(c)	selling all or substantially all of the Property of the Company;

(d)	selling any of the Incentive Distribution Rights held by the Company; or

(e)	merging, consolidating or converting the Company into a Surviving Business Entity pursuant to Article 10, except as provided in Section 10.3(d) and 10.3(e).

6.14        Specific Limitations on Members. Except as provided in this Agreement, no Member shall have the right or power to: (a) withdraw or reduce its Capital Contribution except as provided by applicable Law, (b) make voluntary Capital Contributions or contribute any property to the Company other than cash, (c) cause the termination and dissolution of the Company or (d) require that property other than cash be distributed in return of its Capital Contribution. Each Member hereby irrevocably waives any and all rights it may have to maintain an action for partition of any of the Company’s property. Except as otherwise set forth in this Agreement, no Member shall have priority over any other Member either as to the return of its Capital Contribution or as to Net Income, Net Loss or distributions. Other than upon the termination and dissolution of the Company as provided by this Agreement, there has been no time agreed upon when or if all or any portion of the Capital Contribution of any Member will be returned to it.

ARTICLE 7
TAX MATTERS

7.1          Tax Returns and Information.

(a)	The Board of Directors shall cause to be prepared and timely filed (on behalf of the Company) all federal, state and local tax returns required to be filed by the Company, including making all elections on such tax returns and to provide all Members, upon request, access to accounting and tax information and schedules as shall be necessary for the preparation by such Member of its income tax returns and such Member’s tax information reporting requirements. The Company shall bear the costs of the preparation and filing of its returns.

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(b)	Not less than sixty (60) days prior to the date (as extended) on which the Company intends to file its federal income tax return or any state income tax return but in any event no earlier than March 1 of each year, the return proposed to be filed by the Company shall be furnished to the Board of Directors for review.

(c)	The Board of Directors shall cause to be prepared and timely filed (for the Company, and on behalf of the MLP) all federal, state and local tax returns required to be filed by the Company or the MLP. The Company shall deliver a copy of each such tax return to the Members within ten (10) days following the date on which any such tax return is filed, together with such additional information as may be required by the Members.

7.2          Tax Matters Member. The Tax Matters Member is authorized to take such actions and to execute and file all statements and forms on behalf of the Company which may be permitted or required by the applicable provisions of the Code or Treasury Regulations issued thereunder. The Tax Matters Member shall have full and exclusive power and authority on behalf of the Company to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Tax Matters Member shall keep the Members informed as to the status of any audit of the Company’s tax affairs, and shall take such action as may be necessary to cause any Member so requesting to become a “notice partner” within the meaning of Code Section 6223. Without first obtaining the approval of the Board, the Tax Matters Member shall not, with respect to Company tax matters, (i) enter into a settlement agreement with respect to any tax matter which purports to bind Members other than the Tax Matters Member, (ii) intervene in any action pursuant to Code Section 6226(b)(5), (iii) enter into an agreement extending the statute of limitations, or (iv) file a petition pursuant to Code Sections 6226(a) or 6228. If an audit of any of the Company’s tax returns shall occur, the Tax Matters Member shall not settle or otherwise compromise assertions of the auditing agent which may be adverse to any Member as compared to the position taken on the Company’s tax returns without the prior written consent of each such affected Member.

7.3          Tax Elections. The Company shall make the election under Code Section 754 in accordance with the Treasury Regulations thereunder. Except as otherwise provided herein, the Board of Directors shall determine whether the Company should make any other elections under the Code.

ARTICLE 8
BOOKS, RECORDS, REPORTS AND BANK ACCOUNTS

8.1          Maintenance of Books. The Board of Directors shall keep or cause to be kept at the principal office of the Company or at such other location approved by the Board of Directors complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company’s business and minutes of the proceedings of the Board of Directors and any other books and records that are required to be maintained by applicable Law, including the following:

(a)	a current list of the full name and last known address of each Member together with information regarding the amount of cash and a description and the Book Value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each Member became a Member of the Company;

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(b)	a copy of the Organizational Certificate and this Agreement, including any and all amendments to either thereof, or any amendments that have been executed;

(c)	copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for each Allocation Year, provided, that the Company need not retain any such records for more than six (6) fiscal years;

(d)	the financial statements of the Company for each fiscal year, provided, that the Company need not retain any such records for more than six (6) fiscal years; and

(e)	the Company’s books and records for each fiscal year, provided that the Company need not retain any such records for more than four (4) fiscal years.

8.2          Financial Statements. The Board of Directors shall cause books of account to be maintained reflecting the operations of the Company on an annual basis. The Company shall not be required to keep book maintained on a cash basis. The Company shall cause to be prepared for and delivered to the Members at least annually, at the Company’s expense, financial statements of the Company prepared in accordance with generally accepted accounting principles.

8.3          Bank Accounts. Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Board of Directors. All withdrawals from any such depository shall be made only as authorized by the Board of Directors and shall be made only by check, wire transfer, debit memorandum or other written instruction.

8.4          Fiscal Year. For financial accounting purposes, the fiscal year of the Company will end on December 31 of each year unless a different year is adopted by the Members.

ARTICLE 9
DISSOLUTION, WINDING-UP AND TERMINATION

9.1          Dissolution.

(a)	The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a “Dissolution Event”):

(i)	the decision of the Members holding a Super-Majority Interest;

(ii)	the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act; and

(iii)	at any time there are no Members of the Company, unless the Company is continued in accordance with the Act or this Agreement.

(b)	No other event shall cause a dissolution of the Company.

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(c)	Upon the occurrence of any event that causes there to be no Members of the Company, to the fullest extent permitted by law, the personal representative of the last remaining Member is hereby authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of such Member in the Company.

(d)	Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause such Member to cease to be a Member of the Company and, upon the occurrence of such an event, the Company shall continue without dissolution.

9.2          Winding-Up and Termination.

(a)	On the occurrence of a Dissolution Event, the Board of Directors shall select one or more Persons to act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Board of Directors. The steps to be accomplished by the liquidator are as follows:

(i)	as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last calendar day of the month in which the dissolution occurs or the final winding up is completed, as applicable;

(ii)	the liquidator shall discharge from Company funds all of the debts, liabilities and obligations of the Company or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine);

(iii)	the liquidator may sell any or all Company Property, including to Members; and

(iv)	all remaining assets of the Company (including cash) shall be distributed to the Members in the same manner in which non-liquidating distributions are made in accordance with Section 5.1.

(b)	The distribution of cash or Property to a Member in accordance with the provisions of this Section 9.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its share of all the Company’s Property and constitutes a compromise to which all Members have consented within the meaning of Section 18-502(b) of the Act. No Member shall be required to make any Capital Contribution to the Company to enable the Company to make the distributions described in this Section 9.2.

(c)	On completion of such final distribution, the liquidator shall file a Certificate of Cancellation with the Secretary of State of the State of Delaware and take such other actions as may be necessary to terminate the existence of the Company.

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9.3          Compliance With Certain Requirements of Treasury Regulations; Deficit Capital Accounts. In the event the Company is “liquidated” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to Section 9.2 to the Members who have positive Capital Accounts in compliance with Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all Allocation Years, including the Allocation Year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

9.4          Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article 9, in the event the Company is liquidated within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other Liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have contributed all its Property and Liabilities to a new limited liability company in exchange for an interest in such new company and, immediately thereafter, the Company will be deemed to liquidate by distributing interests in the new company to the Members.

9.5          Allocations and Distributions During Period of Liquidation. During the period commencing on the first day of the Allocation Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Members pursuant to Section 9.2, the Members shall continue to share Net Income, Net Loss and other items of Company income, gain, loss or deduction in the manner provided in Article 5 but no distributions shall be made pursuant to Section 5.1 after the day on which the Dissolution Event occurs.

9.6          Character of Liquidating Distributions. All payments made in liquidation of the Membership Interest of a Member in the Company shall be made in exchange for the Membership Interest of such Member in Property pursuant to Code Section 736(b)(1), including the interest of such Member in Company goodwill.

ARTICLE 10
MERGER, CONSOLIDATION OR CONVERSION

10.1        Authority. The Company may merge, consolidate with or convert to one or more corporations, limited liability companies, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article 10.

10.2        Procedure for Merger, Consolidation or Conversion.

(a)	Merger, consolidation or conversion of the Company pursuant to this Article 10 requires the prior consent of the Board of Directors and Members as set forth in Section 10.3(b). Upon such approval, the Merger Agreement or the Plan of Conversion shall set forth:

(i)	The names and jurisdictions of formation or organization of each of the business entities proposing to merge, consolidate or convert;

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(ii)	The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger, consolidation or conversion (“Surviving Business Entity”);

(iii)	The terms and conditions of the proposed merger, consolidation or conversion;

(iv)	The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partnership or limited liability company interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partnership or limited liability company interests, rights, securities or obligations of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partnership or limited liability company interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partnership or limited liability company interests, rights, securities or obligations of any general or limited partnership, limited liability company, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such interests, rights, securities or obligations of the constituent business entity are to receive in exchange for, or upon conversion of, their interests, rights, securities or obligations and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partnership or limited liability company interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, limited liability company, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(v)	A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or limited liability company or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi)	The effective time of the merger, consolidation or conversion, which may be the date of the filing of the certificate of merger or certificate of conversion pursuant to Section 10.4 or a later date specified in or determinable in accordance with the Merger Agreement or Plan of Conversion, provided that, if the effective time of the merger or consolidation is to be later than the date of the filing of the certificate of merger or conversion, the effective time shall be fixed no later than the time of the filing of the certificate of merger or conversion and stated therein; and

(vii)	Such other provisions with respect to the proposed merger, consolidation or conversion as are deemed necessary or appropriate by the Board of Directors.

(b)	If the Board of Directors shall determine to consent to the conversion, the Board of Directors may approve and adopt a Plan of Conversion containing such terms and conditions that the Board of Directors determines to be necessary or appropriate.

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10.3        Approval by Members of Merger, Consolidation or Conversion.

(a)	Except as provided in Section 10.3(d), the Board of Directors, upon its approval of the Merger Agreement or Plan of Conversion, as the case may be, shall direct that the Merger Agreement or the Plan of Conversion, as applicable, be submitted to a vote of the Members, whether at a special meeting or by written consent, in either case in accordance with the requirements of Section 3.5. A copy or a summary of the Merger Agreement or the Plan of Conversion, as applicable, shall be included in or enclosed with the notice of a special meeting or the written consent.

(b)	Except as provided in Section 10.3(d), the Merger Agreement or the Plan of Conversion, as applicable, shall be approved upon receiving the affirmative vote or consent of a Super-Majority Interest.

(c)	Except as provided in Section 10.3(d), after such approval by vote or consent of a Super-Majority Interest, and at any time prior to the filing of the certificate of merger or a certificate of conversion pursuant to Section 10.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or the Plan of Conversion, as the case may be.

(d)	Notwithstanding anything else contained in this Article 10 or in this Agreement, the Board of Directors is permitted without Member approval, to convert the Company into a new limited liability entity, to merge the Company into, or convey all of the Company’s assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Company if (i) the Board of Directors has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Member or cause the Company or the MLP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Company into another limited liability entity and (iii) the governing instruments of the new entity provide the Members and the Board of Directors with the same rights and obligations as are herein contained.

(e)	Additionally, notwithstanding anything else contained in this Article 10 or in this Agreement, the Board of Directors is permitted, without Member approval, to merge, consolidate or convert the Company with or into another entity if (i) the Board of Directors has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Member or cause the Company or the MLP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 13.5, (iii) the Company is the Surviving Business Entity in such merger or consolidation and (iv) the Membership Interests outstanding immediately prior to the effective date of the merger or consolidation are to be identical Membership Interests of the Company after the effective date of the merger or consolidation.

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10.4        Certificate of Merger or Conversion.

(a)	Upon the required approval, if any, by the Board of Directors and the Members of a Merger Agreement or a Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

(b)	At the effective time of the certificate of merger:

(i)	all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii)	the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii)	all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv)	all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(c)	At the effective time of the certificate of conversion:

(i)	the Company shall continue to exist, without interruption, but in the organizational form of the converted entity rather than in its prior organizational form;

(ii)	all rights, titles and interests to all real estate and other property owned by the Company shall continue to be owned by the converted entity in its new organizational form without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon;

(iii)	all liabilities and obligations of the Company shall continue to be liabilities and obligations of the converted entity in its new organizational form without impairment or diminution by reason of the conversion;

(iv)	all rights of creditors or other parties with respect to or against the prior interest holders or other owners of the Company in their capacities as such in existence as of the effective time of the conversion will continue in existence as to those liabilities and obligations and may be pursued by such creditors and obligees as if the conversion did not occur;

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(v)	a proceeding pending by or against the Company or by or against any of Members in their capacities as such may be continued by or against the converted entity in its new organizational form and by or against the prior members without any need for substitution of parties; and

(vi)	the Membership Interests that are to be converted into partnership interests, shares, evidences of ownership, or other securities in the converted entity as provided in the Plan of Conversion or certificate of conversion shall be so converted, and Members shall be entitled only to the rights provided in the Plan of Conversion or certificate of conversion.

A merger, consolidation or conversion effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

ARTICLE 11
TRANSFERS

11.1        Restriction on Transfers. Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Membership Interest.

11.2        Permitted Transfers. Subject to the conditions and restrictions set forth in Section 11.3, a Member may at any time Transfer all or any portion of its Membership Interest (a) to any Independent Third Party pursuant to the conditions and restrictions set forth in Section 3.6, (b) to any Wholly-Owned Affiliate of the transferor, (c) the transferor’s administrator or trustee to whom such Membership Interest is transferred involuntarily by operation of law, (d) a Member who is an individual shall be entitled to Transfer all or any portion of its Membership Interest to a trust for the benefit of such Member or a member of the “immediate family” of such member (herein referred to as a “Permitted Transferee”) so long as the Person controlling such trust is satisfactory to the Board of Directors; provided, that the Permitted Transferee shall not be admitted as a Member of the Company, but shall remain an Assignee with respect to the interest transferred, or (e) any Purchaser in a transaction approved by the Board (any such Transfer being referred to in this Agreement as a “Permitted Transfer”). For purposes of this Section 11.2, “immediate family member” shall include only children, whether by birth or adoption, of the Member and the Member’s wife. Siblings, former wives, common-law wives, parents and in-laws are specifically excluded from the definition of “immediate family.”

11.3        Conditions to Permitted Transfers. A Transfer shall not be treated as a Permitted Transfer under Section 11.2 hereof unless and until the following conditions are satisfied:

(a)	The transferor and transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate to effectuate such Transfer and to confirm the agreement of the transferee to be bound by the provisions of this Agreement.

(b)	Such Transfer will be exempt from all applicable registration requirements and will not violate any applicable Laws regulating the Transfer of securities, and, except in the case of a Transfer of a Membership Interest to another Member or to a Wholly-Owned Affiliate of any Member, including the transferor, the transferor shall provide an opinion of nationally recognized counsel to such effect.

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(c)	Such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940, as amended, and the transferor shall provide an opinion of nationally recognized counsel to such effect. The Company and the other Members shall provide to such counsel any information available to the Company or to such other Members, as the case may be, and relevant to such opinion.

(d)	No notice or request initiating the procedures contemplated by Article 12 may be given by any Member, while any notice, purchase or Transfer is pending under Article 12, as the case may be, or after a Dissolution Event has occurred. No Member may sell any portion of its Membership Interest pursuant to Article 12 during any period that, as provided above, it may not give the notice initiating the procedures contemplated by such Article 12 or thereafter until it has given such notice and otherwise complied with the provisions of such Article 12.

11.4        Prohibited Transfers.

(a)	Any purported Transfer of a Membership Interest that is not a Permitted Transfer shall, to the fullest extent permitted by Law, be null and void and of no force or effect whatsoever; provided, however, that, if the Company is required to recognize a Transfer that is not a Permitted Transfer, the rights with respect to the Transferred Membership Interest shall be strictly limited to the Member’s rights to allocations and distributions as provided by this Agreement with respect to the Transferred Membership Interest, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations or Liabilities for damages that the Member or transferee of such Membership Interest may have to the Company.

(b)	In the case of a Transfer or attempted Transfer of a Membership Interest that is not a Permitted Transfer, the Member and the transferee engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all Liability and damages that the Company or any of such indemnified Members may incur (including incremental tax liabilities, lawyers’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

11.5        Rights of Unadmitted Assignees. A Person who acquires a Membership Interest but who is not admitted as a substituted Member pursuant to Section 11.6 (an “Assignee”) shall be entitled only to allocations and distributions with respect to such Membership Interest in accordance with this Agreement, and, to the fullest extent permitted by Law, shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.

11.6        Admission of Substituted Members. Subject to the other provisions of this Article 11, a transferee of a Membership Interest may be admitted to the Company as a substituted Member only upon satisfaction of the conditions set forth in this Section 11.6:

(a)	The Membership Interest with respect to which the transferee is being admitted was acquired by means of a Permitted Transfer;

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(b)	The Member and transferee shall furnish the Company with (1) the transferee’s taxpayer identification number and any and all other information requested by the Company to comply with (i) the requirements of the Employee Retirement Income Security Act of 1974 and the Code related to a determination of whether the transferee is a “benefit group investor,” a “qualified plan” or a “related person” of a qualified plan and the Transfer of a Membership Interest to the transferee being a “prohibited transaction,” (ii) the anti-money laundering provisions of federal statutes, regulations and executive orders administered by the U.S. Department of Treasury’s Office of Foreign Assets Control to determine if the Transfer of the transferor’s Membership Interest to the transferee would be deemed a “prohibited investment,” and (2) sufficient information to determine the transferee’s initial tax basis in the Transferred Membership Interest, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to recognize any Transfer of Membership Interests or make any distributions otherwise provided for in this Agreement with respect to any Membership Interests being considered for Transfer until such information has been received by the Company and any determinations required by applicable Law have been made to the satisfaction of the Company in its sole discretion;

(c)	A determination by the Board of Directors, upon consultation with legal counsel of its choice, that such Transfer will (1) be exempt from all applicable registration requirements under federal and state securities Laws and will not violate any applicable Laws regulating the Transfer of securities, (2) not cause a termination of the Company, (3) not cause the Company to be considered a “publicly traded partnership” under Code section 7704(b) within the meaning of Treasury Regulations section 1.7704-1(h)(1)(ii) (including the look-through rule in Treasury Regulations section 1.7704-1(h)(3)) for federal income tax purposes or (4) not cause the Company to be deemed an “investment company” for purposes of federal or state securities laws;

(d)	The transferee of a Membership Interest shall, by written instrument, (i) accept and adopt the terms and provisions of this Agreement, including this Article 11 and Article 12, and (ii) assume the obligations of the transferor Member under this Agreement with respect to the Transferred Membership Interest. The transferor Member shall be released from all such assumed obligations except (x) those obligations or Liabilities of the transferor Member arising out of a breach of this Agreement by the transferor Member and (y) in the case of a Transfer to any Person other than a Member, those obligations or Liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer; and

(e)	The Member and the transferee shall each execute and deliver such other instruments as the Board reasonably deems necessary or appropriate to effect, and as a condition to, such Transfer, including amendments to the Organizational Certificate or any other instrument filed with the State of Delaware or any other state or Governmental Authority.

11.7        Distributions and Allocations in Respect of Transferred Member Interests. If any Membership Interest is Transferred during any Allocation Year in compliance with the provisions of this Article 11, Net Income, Net Loss, each item thereof, and all other items attributable to the Transferred Membership Interest for such Allocation Year shall be divided and allocated between the Member and the transferee by taking into account their varying Membership Interests during the Allocation Year in accordance with Code Section 706(d), using any conventions permitted by law and agreed to by the Member and the transferee. All distributions on or before the date of such Transfer shall be made to the Member, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer; provided, that, if the Company is given notice of a Transfer at least ten (10) Business Days prior to the Transfer, the Company shall recognize such Transfer as of the date of such Transfer; and provided, further, that if the Company does not receive a notice stating the date such Membership Interest was Transferred and such other information as the Members may reasonably require within thirty (30) days after the end of the Allocation Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the Membership Interest on the last day of such Allocation Year. To the fullest extent permitted by Law, neither the Company nor the Members shall incur any Liability for making allocations and distributions in accordance with the provisions of this Section 11.7, whether or not any of the Members or the Company has knowledge of any Transfer of ownership of any Membership Interest.

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ARTICLE 12
PREEMPTIVE RIGHTS

12.1        Rights to Participate in Issuance of Additional Membership Interests and New Securities. If any additional Membership Interests or New Securities are issued in accordance with Section 3.2, each Member shall have the right to acquire any such additional Membership Interests or New Securities issued by the Company pro rata in accordance with such Member’s Sharing Ratio.

12.2        Exception. The preemptive right granted under this Agreement shall expire upon, and shall not be applicable to, any sale of New Securities of the Company to the public effected pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act.

ARTICLE 13
GENERAL PROVISIONS

13.1        Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile or other electronic transmission and a notice, request or consent given under this Agreement is effective on receipt by the Person to receive it; provided, however, that a facsimile or other electronic transmission that is transmitted after the normal business hours of the recipient shall be deemed effective on the next Business Day. All notices, requests and consents to be sent to a Member must be sent to or made at the addresses given for that Member as that Member may specify by notice to the other Members. Any notice, request or consent to the Company must be given to all of the Members. Whenever any notice is required to be given by applicable Law, the Organizational Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

13.2        Execution of Certain Documents. The Members agree to execute such instruments, documents and papers as the Board of Directors deems necessary or appropriate to carry out the intent of this Agreement. Each Member, including each new and substituted Member, by the execution of this Agreement or by agreeing in writing to be bound by the provisions of this Agreement, irrevocably constitutes and appoints each member of the Board of Directors and/or any Officer designated by the Board of Directors to act on its behalf for purposes of this Section 13.2 its true and lawful attorney-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to:

(a)	all certificates and other instruments (specifically including counterparts of this Agreement), and any amendment thereof, that the Board of Directors deems appropriate to qualify or continue the Company as a limited liability company in any jurisdiction in which the Company may conduct business or in which such qualification or continuation is, in the opinion of the Board of Directors, necessary to protect the limited liability of the Members;

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(b)	all amendments to this Agreement adopted in accordance with the terms hereof and all instruments that the Board of Directors deems appropriate to reflect a change or modification of the Company in accordance with the terms of this Agreement; and

(c)	all conveyance and other instruments that the Board of Directors deems appropriate to reflect the dissolution of the Company.

The appointment by each Member of each member of the Board of Directors and/or any Officer designated by the Board of Directors as its attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Members under this Agreement will be relying upon the power of the Board of Directors to act as contemplated by this Agreement in any filing and other action by it on behalf of the Company, and shall survive and shall not be affected by the subsequent disability, incapacity, the bankruptcy, dissolution, death, adjudication of incompetence or insanity of any Member giving such power and the transfer or assignment of all or any part of such Member’s Membership Interest; provided, however, that in the event of a Transfer by a Member of all of its Membership Interest, the power of attorney given by the transferor shall survive such assignment only until such time as the Assignee shall have been admitted to the Company as a substituted Member and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

13.3        Entire Agreement; Supersedure. This Agreement constitutes the entire agreement of the Members and their respective Affiliates relating to the subject matter hereof and supersedes all prior contracts or agreements with respect to such subject matter, whether oral or written.

13.4        Effect of Waiver or Consent. Except as provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Except as provided in this Agreement, failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

13.5        Amendment or Restatement. This Agreement may be amended or restated only by a written instrument executed by Members holding at least an aggregate 80% Sharing Ratio; provided, however, that notwithstanding anything to the contrary contained in this Agreement, each Member agrees that the Board of Directors, without the approval of any Member, may amend any provision of the Organizational Certificate and this Agreement, and may authorize any Officer to execute, swear to, acknowledge, deliver, file and record any such amendment and whatever documents may be required in connection therewith, to reflect any change that does not require consent or approval (or for which such consent or approval has been obtained) under this Agreement or does not materially adversely affect the rights of the Members; and provided, further, that any amendment to Section 2.4 of this Agreement shall be deemed to materially affect the Members.

13.6        Binding Effect. This Agreement is binding on and shall inure to the benefit of the Members and their respective heirs, legal representatives, successors and assigns.

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13.7        Governing Law; Venue. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. VENUE FOR ANY CLAIM, SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE EXCLUSIVELY BROUGHT IN THE APPROPRIATE STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS, AND EACH MEMBER IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN CONNECTION WITH ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING.

13.8        Disputed Matters. In the event of any dispute, controversy or claim of any kind or nature arising under or in connection with this Agreement (a “Dispute”), then upon written request of either party, the matter shall be submitted to the Conflicts Committee of the Board of Directors for resolution. If after a good faith conclusion by the Conflicts Committee that amicable resolution through continued negotiation of the matter in issue does not appear likely or thirty (30) Business Days has transpired since the submission of the Dispute to the Conflicts Committee, unless such period of time is extended by the mutual agreement of the parties attempting to resolve the Dispute, the parties to the Dispute may take any legal or other action they deem appropriate.

13.9        No Third Party Rights. The provisions of this Agreement are for the benefit of the Company, the Board of Directors, the Members and Permitted Transferees and no other Person, including creditors of the Company, shall have any right or claim against the Company, the Board of Directors or any Member by reason of this Agreement or any provision hereof or be entitled to enforce any provision of this Agreement.

13.10      Severability. In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Organizational Certificate, or (b) any mandatory, non-waivable provision of the Act, such provision of the Organizational Certificate or the Act shall control. If any provision of the Act provides that it may be varied or superseded in the limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by Law, and (b) the Members or Directors (as the case may be) shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Members in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.

13.11      Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

13.12      Offset. Whenever the Company is to pay any sum to any Member, any amounts that a Member owes the Company may be deducted from that sum before payment.

13.13      Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof..

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CEGP ACQUISITION, LLC

By	/s/ John L. Denman, Jr.
John L. Denman, Jr.
President

Signature Page to Third Amended and Restated Limited Liability Company Agreement

/s/ Imad K. Anbouba
Imad K. Anbouba

Signature Page to Third Amended and Restated Limited Liability Company Agreement

/s/ Carter R. Montgomery
Carter R. Montgomery

Signature Page to Third Amended and Restated Limited Liability Company Agreement

THE CUSHING MLP OPPORTUNITY FUND I, LP

By:	Carbon County Partners I, L.P.

By:	Cushing MLP Asset Management, L.P.
Member

By:	Swank Capital, LLC
Its General Partner

By:	/s/ Jerry V. Swank
Name: Jerry V. Swank
Title: Managing Partner

Signature Page to Third Amended and Restated Limited Liability Company Agreement

SANCTUARY CAPITAL LLC

By:	/s/ Rand H. Falbaum
Name: Rand H. Falbaum
Title: Managing Member

Signature Page to Third Amended and Restated Limited Liability Company Agreement

MUSTANG DRILLING, INC.

By:	/s/ Michael T. Wilhite, Jr.
Name: Michael T. Wilhite, Jr.
Title: Vice President & General Counsel

Signature Page to Third Amended and Restated Limited Liability Company Agreement

/s/ Robert Corcoran
Robert Corcoran

Signature Page to Third Amended and Restated Limited Liability Company Agreement

/s/ Christopher G. Jordan
Christopher G. Jordan

Signature Page to Third Amended and Restated Limited Liability Company Agreement

CIMARRON RIVER INVESTMENT, LLC

By:	/s/ Mike Reed
Name: Mike Reed
Title: Managing Member

Signature Page to Third Amended and Restated Limited Liability Company Agreement

/s/ William M. Comegys III
William M. Comegys, III

Signature Page to Third Amended and Restated Limited Liability Company Agreement

/s/ Alfred Glassell Comegys
Alfred Glassell Comegys

Signature Page to Third Amended and Restated Limited Liability Company Agreement

/s/ John Stafford Comegys
John Stafford Comegys

Signature Page to Third Amended and Restated Limited Liability Company Agreement

/s/ Ripley S. Comegys
Ripley S. Comegys

Signature Page to Third Amended and Restated Limited Liability Company Agreement

/s/ Alden B. McCall
Alden B. McCall

Signature Page to Third Amended and Restated Limited Liability Company Agreement

/s/ C. Vance Campbell, Jr.
C. Vance Campbell, Jr.

Signature Page to Third Amended and Restated Limited Liability Company Agreement

/s/ W. Byron Dunn
W. Byron Dunn

Signature Page to Third Amended and Restated Limited Liability Company Agreement

SCOTTSCO, LLC

By:	/s/ Scott P. Sealy, Jr.
Name: Scott P. Sealy, Jr.
Title: Sole Member

Signature Page to Third Amended and Restated Limited Liability Company Agreement

/s/ Richard R. Varnell
Richard R. Varnell

Signature Page to Third Amended and Restated Limited Liability Company Agreement

ADVENTURE SEEKERS TRAVEL, INC.

By:	/s/ Bryce Rhodes
Bryce Rhodes
President

Signature Page to Third Amended and Restated Limited Liability Company Agreement

/s/ Patrick K. McGee
Patrick K. McGee

Signature Page to Third Amended and Restated Limited Liability Company Agreement

Schedule I